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                                                                   EXHIBIT 4.3

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                          LOAN AND SECURITY AGREEMENT

                                 by and between

                             AP CENTURY III, L.P.,

                              AP CENTURY IV, L.P.,

                              AP CENTURY V, L.P.,

                              AP CENTURY VI, L.P.,

                                      and

                             AP CENTURY VIII L.P.,

                                   as Lenders

                                      and

                            NEW VALLEY CORPORATION,

                                  as Borrower,

                                     dated

                                January 11, 1996

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                               TABLE OF CONTENTS

Section                                                                   Page
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1.    DEFINITIONS.......................................................     4

2.    TERMS OF LOAN.....................................................    19

      2.1      Loan and Note............................................    19
               2.1.1  Agreement to Lend.................................    19
      2.2      Interest Accrual.........................................    19
      2.3      Interest.................................................    19
      2.4      Collection Accounts......................................    20
      2.5      Repayment on Maturity Date...............................    20
      2.6      Application of Payments..................................    20
               2.6.1  Order of Application..............................    21
               2.6.2  Exceptions........................................    21
                        2.6.2.1  Event of Default.......................    21
                        2.6.2.2  Failure to Specify.....................    21
                        2.6.2.3  No Specification by Borrower...........    22
                        2.6.2.4  Limitation of Liability................    22
      2.7      Principal Repayment Allocations..........................    22
               2.7.1  Site-Specific Reductions..........................    22
               2.7.2  General Reductions................................    22
      2.8      Reversal of Payments.....................................    22
      2.9      Prepayment or Payment upon Maturity or Acceleration......    22
               2.9.1  Property Releases.................................    23
                        2.9.1.1  Minimum Property Release Price.........    23
                        2.9.1.2  Intentionally Deleted..................    23
               2.9.2  Application of Prepayments........................    23
               2.9.3  Oak Grove Cinema..................................    24
      2.10     Single Loan..............................................    24
      2.11     Effect of Disbursement of Monies.........................    24
      2.12     Taxes....................................................    25
               2.12.1  No Deductions for General Taxes..................    25
               2.12.2  Transaction Taxes................................    25
               2.12.3  Right to Contest.................................    25
               2.12.4  Indemnification..................................    25
               2.12.5  Proof of Payment.................................    26
               2.12.6  Survival.........................................    26
      2.13     Indemnity................................................    26
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Section                                                                  Page
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               2.13.1  Generally.......................................    26
               2.13.2  Intentionally Deleted...........................    26
      2.14     Access..................................................    27

3.    CLOSING AND POST-CLOSING CONDITIONS..............................    27

      3.1      Conditions to Making of Loan............................    27
               3.1.1  The Notes........................................    27
               3.1.2  Formation, Organization, Etc.....................    27
               3.1.3  Opinion of Counsel...............................    27
               3.1.4  Mortgages........................................    27
               3.1.5  Title Insurance..................................    27
               3.1.6  Insurance........................................    28
               3.1.7  Lockbox..........................................    28
               3.1.8.  Other Documents.................................    28
      3.2      Post Closing Conditions.................................    28
               3.2.1  Establishment of Lockbox.........................    28
               3.2.2  Letters to Tenants...............................    28
      3.3      No Revolver.............................................    28

4.    SECURITY FOR LOAN, ETC...........................................    29

      4.1      Grant of Security Interest..............................    29
      4.2      Further Documentation...................................    29
      4.3      Security Agreement; UCC Remedies........................    29
      4.4      Security for Loan.......................................    29
               4.4.1  Senior Mortgages.................................    29
               4.4.2  Subordinate Mortgages............................    29
               4.4.3  Security Documents...............................    29
      4.5      GECC Wrap...............................................    30
               4.5.1  Payment of GECC Second Mortgages.................    30
               4.5.2  Timing of Payment................................    30
               4.5.3  Restrictions.....................................    30
               4.5.4  Wrap Provisions..................................    30

5.    BORROWER'S REPRESENTATIONS AND WARRANTIES........................    31

      5.1      Due Organization........................................    31
      5.2      Authorization and Enforceability........................    31
      5.3      No Litigation...........................................    31
      5.4      Compliance with Law.....................................    31
      5.5      No Conflict.............................................    32
      5.6      Ownership...............................................    32


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Section                                                                  Page
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      5.7      Place of Business.......................................    32
      5.8      Financial Statements....................................    32
      5.9      Intentionally Deleted...................................    33
      5.10     Intentionally Deleted...................................    33
      5.11     Intentionally Deleted...................................    33
      5.12     Intentionally Deleted...................................    33
      5.13     Security Interest.......................................    33
      5.14     Solvency................................................    33
      5.15     Intentionally Deleted...................................    33
      5.16     Intentionally Deleted...................................    33
      5.17     Intentionally Deleted...................................    33
      5.18     Leases..................................................    33
      5.19     Intentionally Deleted...................................    34
      5.20     Environmental Protection................................    34
      5.21     Intentionally Deleted...................................    34
      5.22     Employment, Labor and Management Agreements.............    34
      5.23     Intentionally Deleted...................................    34
      5.24     Intentionally Deleted...................................    34
      5.25     Opinion of Counsel......................................    34

6.    BORROWER'S COVENANTS.............................................    34

      6.1      Protection of Collateral................................    34
      6.2      Intentionally Deleted...................................    34
      6.3      Compliance..............................................    34
      6.4      Lockbox.................................................    35
      6.5      Books and Records.......................................    35
      6.6      Audit and Inspection....................................    35
      6.7      Management..............................................    36
      6.8      No Relocation...........................................    36
      6.9      Financial Statements....................................    36
               6.9.1  Quarterly Financials.............................    36
               6.9.2  Annual Financials................................    37
               6.9.3  Accountants' Reports.............................    37
               6.9.4  Budgets..........................................    37
               6.9.5  Other Information................................    37
      6.10     Notification of Lender..................................    37
               6.10.1  Default or Event of Default.....................    37
               6.10.2  Property-Related Litigation.....................    38
               6.10.3  Material Adverse Change or Breach...............    38
               6.10.4  Loan-Related Litigation.........................    38
      6.11     Cost Overruns...........................................    38
      6.12     Conduct of Business.....................................    38


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Section                                                                  Page
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      6.13     Restrictive Covenants...................................    39
               6.13.1  Transfer........................................    39
                        6.13.1.1  Sell, convey, assign ................    39
                        6.13.1.2  Other than the Leases................    39
               6.13.2  Intentionally Deleted...........................    40
               6.13.3  Dissolution.....................................    40
               6.13.4  Other Indebtedness..............................    40
               6.13.5  Financial Reports...............................    40
               6.13.6  Intentionally Deleted...........................    40
               6.13.7  New Leases......................................    40
               6.13.8  Existing Leases.................................    40
               6.13.9  Rents...........................................    40
               6.13.10  Security Instruments...........................    41

      6.14     Borrower Action.........................................    41
      6.15     Intentionally Deleted...................................    41
      6.16     Defense of Lien.........................................    41
      6.17     Further Assurances......................................    41
               6.17.1  Correction of Errors............................    41
               6.17.2  Notice of Inaccuracies..........................    42
               6.17.3  Further Documentation...........................    42
      6.18     Intentionally Deleted...................................    42
      6.19     Intentionally Deleted...................................    42
      6.20     Intentionally Deleted...................................    42
      6.21     Intentionally Deleted...................................    42
      6.22     Liens, Etc..............................................    42
      6.23     Intentionally Deleted...................................    42
      6.24     Intentionally Deleted...................................    42
      6.25     Intentionally Deleted...................................    42
      6.26     Status Reports..........................................    42
      6.27     SEC Filings.............................................    43
               6.27.1  Lender Consent..................................    43
               6.27.2  Copies of Filings...............................    43
      6.28     Intentionally Deleted...................................    43
      6.29     Agreements..............................................    43
      6.30     Intentionally Deleted...................................    43
      6.31     Intentionally Deleted...................................    43
      6.32     Change in Accountants...................................    43
      6.33     Effect of Payment and Performance.......................    44
      6.34     Shopping Center Use.....................................    44

7.    EVENTS OF DEFAULT AND REMEDIES...................................    44

      7.1      Definition..............................................    44


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Section                                                                   Page
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               7.1.1  Nonpayment.......................................     44
               7.1.2  Representations and Warranties...................     45
               7.1.3  Nonmonetary Default..............................     45
               7.1.4  Financial Matters................................     45
                        7.1.4.1  Voluntary Proceedings.................     45
                        7.1.4.2  Appointment of Trustee................     45
                        7.1.4.3  Involuntary Proceedings...............     45
               7.1.5  Cross-Default....................................     46
               7.1.6  Transfer.........................................     46
               7.1.7  Other Documents..................................     46
               7.1.8  Intentionally Deleted............................     46
               7.1.9  Other Financings.................................     46
      7.2      Acceleration............................................     46
      7.3      Additional Remedies.....................................     46
               7.3.1  Set-Off..........................................     47
               7.3.2  UCC Remedies.....................................     47
               7.3.3  Real Property Foreclosure........................     48
               7.3.4  Possession of Collateral.........................     49
               7.3.5  Delivery of Collateral...........................     50
               7.3.6  Miscellaneous....................................     50
      7.4      No Oral Waivers.........................................     50
               7.4.1  Generally........................................     50
               7.4.2  State of Washington..............................     51

8.    INTENTIONALLY DELETED............................................     51

9.    NONRECOURSE......................................................     51

      9.1      Generally...............................................     51
      9.2      Nonrecourse Carve-Outs..................................     51
      9.3      Lenders' Security.......................................     52
      9.4      Guaranties and Other Rights.............................     52
      9.5      Bankruptcy; Continued Security..........................     53
      9.6      Intentionally Deleted...................................     53
      9.7      Definition..............................................     53

10.   MULTIPLE NOTES...................................................     53

      10.1     Multiple Mortgages and Notes............................     53
               10.1.1  Amounts of Notes................................     53
               10.1.2  Intentionally Deleted...........................     53
               10.1.3  Separate Foreclosures...........................     53
               10.1.4  Insolvency......................................     53


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Section                                                                  Page
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      10.2     Separate Exercise of Remedies...........................    54
      10.3     Waivers.................................................    54
      10.4     Waivers of Rights and Defenses..........................    55
      10.5     Additional Waivers......................................    55
      10.6     Full Knowledge..........................................    55
      10.7     Deferral of Subrogation and Contribution................    56
      10.8     Effect of Invalidation..................................    56
      10.9     Definitions.............................................    56
      10.10    Intentionally Deleted...................................    56
      10.11    Intentionally Deleted...................................    56
      10.12    Lenders' Disgorgement of Payments.......................    56
      10.13    Assignment..............................................    57

11.   MISCELLANEOUS....................................................    57

      11.1     Term of Agreement.......................................    57
      11.2     Subordination, Attornment and Non-Disturbance...........    57
      11.3     Effectiveness of Representations and Warranties.........    57
      11.4     Expenses and Attorneys' Fees............................    57
               11.4.1  Closing Costs...................................    58
               11.4.2  Post Closing Costs..............................    58
      11.5     Agents, Etc.............................................    59
      11.6     No Lenders Obligations..................................    59
      11.7     Parties.................................................    60
      11.8     Notices.................................................    60
               11.8.1  Lenders.........................................    60
               11.8.2  Borrower........................................    61
      11.9     Borrower and Lender Communications......................    61
               11.9.1  Borrower's Communication........................    61
               11.9.2  Lender's Communication..........................    61
      11.10    Amendments..............................................    61
      11.11    Governing Law...........................................    62
      11.12    Joint and Several.......................................    62
      11.13    Brokerage Indemnification...............................    62
      11.14    Jury Trial Waiver; Jurisdiction.........................    62
               11.14.1  Jury Trial.....................................    63
               11.14.2  New York Jurisdiction..........................    63
      11.15    Conflicts...............................................    63
      11.16    Date of Performance.....................................    64
      11.17    Power of Attorney.......................................    64
      11.18    No Waiver; Remedies.....................................    64
      11.19    Severability............................................    64
      11.20    Injunctive Relief.......................................    64


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Section                                                                  Page
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      11.21  Relationship of Parties...................................    65
               11.21.1  Lender's Role..................................    65
               11.21.2  No Partnership.................................    65
      11.22  Interpretation............................................    66
      11.23  Counterparts..............................................    66
      11.24  Usury Savings.............................................    66
      11.25  Future Loans, Etc.........................................    67
      11.26  Offset Rights.............................................    69
      11.27  Lenders' Estoppels........................................    69


EXHIBITS

Exhibit A                Mortgaged Properties
Exhibit B                Leases and Amendments
Exhibit B-1       Rental Arrearages and Security Deposits
Exhibit B-2       Tenant Offsets
Exhibit C                Intentionally Deleted
Exhibit D                Intentionally Deleted
Exhibit E                Intentionally Deleted
Exhibit F                Form of Lockbox Agreement
Exhibit G                GECC Loan Payments


SCHEDULES

Schedule A               Intentionally Deleted
Schedule B               Intentionally Deleted
Schedule C               Proceedings
Schedule D               Pending Leases




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                          LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT, dated as of January 11, 1996 (the "Closing Date"), is entered into by and between the five limited partnerships listed below, all of which are organized and existing under the laws of the State of Delaware and all of which have an office at c/o Apollo Real Estate Advisors, L.P., 1301 Avenue of the Americas, New York, New York 10019 (each, individually, and all, collectively, as the context may require, a "Lender" or the "Lenders"), and NEW VALLEY CORPORATION, a New York corporation having an office at 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131 ("Borrower"):

                 A. AP CENTURY III, L.P., a limited partnership whose general partner is AP-GP Century III, L.P.;

                 B. AP CENTURY IV, L.P., a limited partnership whose general partner is AP-GP Century IV, L.P.;

                 C. AP CENTURY V, L.P., a limited partnership whose general partner is AP- GP Century V, L.P.;

                 D. AP CENTURY VI, L.P., a limited partnership whose general partner is AP-GP Century VI, L.P.; and

                 E. AP CENTURY VIII, L.P., a limited partnership whose general partner is AP-GP Century VIII, L.P.

                                   BACKGROUND

                 A. Borrower owns the Mortgaged Properties described in Exhibit "A".

                 B. Subject to the terms, covenants and conditions herein, the Lenders have agreed to provide purchase money financing (the "Loan") to Borrower in the aggregate sum of $40,447,684 to acquire the Mortgaged Properties pursuant to the Contract of Sale.

                 C. Subject to the terms, covenants and conditions of that certain Loan and Security Agreement dated the date hereof between the Other AP Sellers and Borrower ("Loan Agreement II"), the Other AP Sellers have agreed to provide purchase money financing (the "Other Loan") to Borrower in the aggregate sum of $19,552,316 to acquire other properties more particularly described in Loan Agreement II (the "Other Properties").

                 D. The Lenders would not be willing to make, and would not be obligated to make, the Loan to Borrower unless Borrower granted to the
Lenders the security interests and other rights provided for under this
Agreement and the Security Documents as defined in this Agreement.
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                 E.     To induce the Lenders to make the Loan, Borrower desires
to enter into this Agreement and the Security Documents.

                 F. Borrower expects and intends to derive a substantial economic and financial benefit from the Lenders' making of the Loan to Borrower.

                 G. On the Closing Date, Borrower is delivering to the Lenders the following documentation:

                        1. Promissory Notes. The following five promissory notes, each dated as of the Closing Date and executed and delivered by Borrower (each, individually, and all, collectively, as the context may require, in each case as the same may be modified, amended, consolidated, refinanced, restated, or extended, a "Note" or the "Notes"), each evidencing and representing Borrower's obligation to repay a portion of the Loan:

         A. A Promissory Note payable to AP Century III, L.P. in the amount of Six Million Three Hundred Fifty Seven Thousand Sixty Three Dollars ($6,357,063) ("Note I").

         B. A Promissory Note payable to AP Century IV, L.P. in the amount of Three Million Four Hundred Five Thousand Five Hundred Sixty Nine Dollars ($3,405,569) ("Note II").

         C. A Promissory Note payable to AP Century V, L.P. in the amount of Ten Million Seven Hundred Eighty Four Thousand Three Hundred Three Dollars ($10,784,303) ("Note III").

         D. A Promissory Note payable to AP Century VI, L.P. in the amount of Eleven Million Three Hundred Eight Thousand Two Hundred Thirty Six Dollars ($11,308,236) ("Note IV").

         E. A Promissory Note payable to AP Century VIII, L.P. in the amount of Eight Million Five Hundred Ninety Two Thousand Five Hundred Thirteen Dollars ($8,592,513) ("Note V").

                        2. Senior Mortgages. The following five senior deeds of trust or senior mortgages (each, individually, and all, collectively, as the context may require, in each case as the same may be modified, amended, consolidated, refinanced, restated or extended, a "Senior Mortgage" or the "Senior Mortgages") each dated as of the Closing Date and executed and delivered by Borrower to secure the principal amount of the corresponding Note and any other sums as are specified in such Note and in each Senior Mortgage:

         A. Wrap-Around First Deed of Trust and Security Agreement by Borrower, as grantor, to AP Century III, L.P., as beneficiary, covering the Holly Farm Shopping Center Property as security for Note I.


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
         B. Wrap-Around Senior Mortgage and Security Agreement by Borrower, as grantor, to AP Century IV, L.P., as beneficiary, covering the Marathon Shopping Center Property as security for Note II.

         C. Wrap-Around Senior Deed of Trust and Security Agreement by Borrower, asgrantor, to AP Century V, L.P., as beneficiary, covering the Marysville Towne Center Property as security for
                 Note III.

         D. Wrap-Around First Deed of Trust, Credit Line Deed of Trust and Security Agreement by Borrower, as grantor, to AP Century VI, L.P., as beneficiary, covering the Kanawha Mall Property as security for Note IV.

         E. Wrap-Around Senior Mortgage and Security Agreement by Borrower, as grantor, to AP Century VIII, L.P., as beneficiary, covering the Village Royale Shopping Center Property as security for
                 Note V.

                        3. Subordinate Mortgages. The following five subordinate deeds of trust or subordinate mortgages (each, individually, and all, collectively, as the context may require, in each case as the same may be modified, amended, consolidated, refinanced restated or extended, a "Subordinate Mortgage" or the "Subordinate Mortgages") each dated as of the Closing Date and executed and delivered by Borrower, in each case, to secure all obligations under this Agreement, but excluding the Note corresponding to the Senior Mortgage covering the Mortgaged Property covered by the Subordinate Mortgage:

         A. Second Deed of Trust and Security Agreement by Borrower, as grantor, to the Lenders, as beneficiary, covering the Holly Farm Shopping Center Property.

         B. Subordinate Mortgage and Security Agreement by Borrower, as grantor, to the Lenders, as beneficiary, covering the Marathon Shopping Center Property.

         C. Subordinate Deed of Trust and Security Agreement by Borrower, as grantor, to the Lenders, as beneficiary, covering the Marysville Towne Center Property.

         D. Second Deed of Trust, Credit Line Deed of Trust and Security Agreement by Borrower, as grantor, to the Lenders, as beneficiary, covering the Kanawha Mall Property.

         E. Subordinate Mortgage and Security Agreement by Borrower, as grantor, to the Lenders, as beneficiary, covering the Village Royale Shopping Center Property.

                        4. Senior Assignments of Leases. Five senior assignments of leases and rents, each dated the Closing Date and executed by Borrower (each, individually, and all collectively, as the context may require, in each case as the same may be modified, amended, consolidated, refinanced, restated, or extended, a "Senior Assignment of Lease" or the "Senior

Assignments of Lease") to secure the principal amount of the applicable Note and any other sums as is specified in such Note and in each Senior Mortgage.

                        5. Subordinate Assignments of Leases. Five subordinate assignments of leases and rents, each dated the Closing Date and executed by Borrower (each, individually, and all collectively, as the context may require, in each case as the same may be modified, amended, consolidated, refinanced, restated, or extended, a "Subordinate Assignment of Lease" or the "Subordinate Assignments of Lease"), to secure the obligations under the corresponding Subordinate Mortgage.

                        6. Other. Such other documents as may by their terms evidence, secure or otherwise relate to the Loan or any portion thereof.

                 NOW, THEREFORE, in consideration of the foregoing Recitals and to induce the Lenders to make the Loan, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Lenders and Borrower agree as follows:

1.       DEFINITIONS

         The following capitalized terms shall have the meanings set forth below. In addition, certain other capitalized terms are defined elsewhere in this Agreement, as more fully described in the "Index of Defined Terms" following the signature page.

         "Accelerated Maturity Date" means the date as of which Borrower is required to pay or repay the Obligations in full pursuant to the Financing Documents, because an Event of Default has occurred and the Obligations have become immediately due and payable automatically, or the Lenders has elected to exercise its rights under the Financing Documents to require the immediate payment or repayment in full of the Obligations.

         "Accounting Principles," wherever the character or amount of any item of income or expense or of any asset or liability, contingent or otherwise, is required to be determined, or where any consolidation or other accounting computation is required to be made for purposes of this Agreement, means proper accounting practices consistently applied that are substantially the same as the accounting practices employed by Borrower immediately before the Closing Date.

         "Accounts" means all "accounts," as such term is defined in UCC Section 9-106, now or hereafter owned by, or pledged to, Borrower, whether or not any such account has been earned by performance, including all accounts, accounts receivable and contract rights.

         "Affiliate" of any specified Person means a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

         "Agreement" means this Loan and Security Agreement, including all Exhibits hereto, as the same may be amended, modified and restated from time to time.




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
         "Borrower Affiliate" means any Affiliate of Borrower.

         "Borrower's Representative" means an officer of Borrower involved in or responsible for Borrower or Borrower's asset management, which officer is duly authorized to take action and execute certificates on behalf of Borrower as evidenced by the appearance of such officer's name and signature on a list of officers furnished to the Lenders by Borrower (or by written agreement with the Lenders), as such list may be amended or supplemented from time to time by notice to the Lenders.

         "Business Day" means any day other than a Saturday, Sunday or day on which the banks in New York are authorized or permitted to be closed.

         "Capital Improvements" means construction and alteration work of a "capital" nature to be undertaken from time to time in or at the Mortgaged Properties, including tenant improvements, "base building" work, expansions, capital replacements, and capital improvements, including so-called "soft costs" related to any of the foregoing, provided, in each and every case, that the cost of all such work constitutes Permitted Capital Improvement Expenses. Capital Improvements shall exclude repairs, maintenance and other items of an operating nature properly includible in Operating Expenses.

         "Cash Flow" shall mean for any month, calendar quarter or other period for which such calculation shall be made, the amount by which (i) Net Operating Income exceeds (ii) the sum of the following during such period: (a) the actual interest, principal, if any, and fees paid or payable by Borrower to the Lenders with respect to the Loan, excluding nonmandatory prepayments of principal, plus
(b) Permitted Capital Improvement Expenses approved by the Lenders and funded from Net Operating Income.

         "Clean-up" means the removal, remediation and/or elimination of, or other response to, Contamination that is necessary to comply with Environmental Laws and satisfactory to all applicable governmental agencies.

         "Collateral" means all of Borrower's right, title and interest in, to and under, and any and all benefits accruing to Borrower from, the following:

         (a) The Mortgaged Properties, including all Leases and rents and other Income arising therefrom;

         (b) All Accounts, chattel paper, Equipment, General Intangibles, Goods, Instruments and Inventory;

         (c) Any other property of any character described in any UCC-1 financing statement executed by Borrower as debtor in favor of any of the Lenders as secured party; and

         (d)      All Proceeds of the foregoing Collateral.

         "Contamination" means the presence or Release of any Hazardous Substance at, in, under or otherwise affecting the Mortgaged Properties, that
(a) is in violation of any Environmental Laws, or (b) is in concentrations that would require Clean-Up under Environmental Laws.

         "Contract Interest Rate" means the rate of (i) eight percent (8%) per annum from and after January 1, 1996 and continuing to and including June 30, 1998, and thereafter at nine percent (9%) per annum until Borrower has performed all Obligations.

         "Contract of Sale" means that certain Purchase and Sale Agreement, dated as of the date hereof, between Lenders and the Other AP Sellers, as sellers, and Borrower, as purchaser.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

         "Default" means any condition or event that with the giving of notice or the lapse of time or both would become an Event of Default.

         "Default Rate" means a per annum rate of interest equal to the Interest Rate plus 5% per annum, but the Default Rate shall never exceed the Usury Limit.

         "Engineering Reports" means engineering reports and/or architect's certificates acceptable to the Lenders issued by an engineer(s) or architect(s) approved by the Lenders covering, among other matters, inspection of heating and cooling systems, roof and structural details, a detailed reserve analysis and showing no failure of compliance with any applicable local, state, or federal laws.

         "Environmental Assessment Reports" means environmental engineering reports (Phase I and, where the Lenders deems it reasonably necessary or appropriate in Lenders' judgment, Phase II) the content of which is reasonably acceptable to the Lenders. Such Environmental Assessment Reports shall in the Lenders' reasonable judgment constitute an appropriate inquiry concerning the existence of Hazardous Substances on the applicable Mortgaged Property, and the past or present use or Release of any Hazardous Substances at or from such Mortgaged Property.

         "Environmental Documents" means each of the following: (a) each and every document received by Borrower from, and each and every document submitted by Borrower to, any federal, state, county or municipal, health, safety or environmental or health agency involving violations of Environmental Laws or Contamination at the Mortgaged Property or Borrower's operations upon the Mortgaged Property; and (b) any final Environmental Assessment Reports or other analysis concerning Contamination at, in or under or with respect to the Mortgaged Property that have been or may after the Closing Date be prepared by or on behalf of or for the benefit of Borrower.

         "Environmental Indemnity Agreement" means that certain indemnity agreement from Borrower, as indemnitor to Lenders, as indemnitee dated as of the date hereof.

         "Environmental Laws" shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relative to the applicable Mortgaged Property, relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. Section 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any statutes requiring governmental notification or approval of any transfer of ownership.

         "Equipment" means all "equipment," as such term is defined in UCC
Section 9-109(2), wherever located, now or hereafter owned by, or pledged to, Borrower, including all machinery, equipment, plant, furnishings, fixtures and other fixed assets now owned or hereafter acquired.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a Member and which would be deemed a "controlled group" within the meaning of Section 414 of the IRC.

         "Excluded Uses" shall mean (a) any illegal, unlawful or hazardous purpose; (b) a massage parlor; (c) the sale or display of objects or publications that are obscene or pornographic ("pornographic" shall mean any written or pictorial matter with prurient appeal or any objects or instruments that are primarily concerned with lewd or prurient sexual activity) or any other similar items commonly associated with peep show, massage parlor, or similar stores, but this clause "c" shall not be construed to prohibit mass-market magazines such as "Playboy" and "Penthouse"; and (d) the conduct of any obscene, nude, or semi-nude live or recorded performances or use for nude or semi-nude modeling, rap sessions, or as a so-called "rubber goods" shop, or as a sex club of any kind. (For purposes of the foregoing, "semi-nude" means less fully clothed, to any degree, than members of a typical audience in a typical courtroom.)

         "Financing Documents" means this Agreement, the Notes, the Security Documents and all other documents, instruments and agreements delivered pursuant to, or contemplated by, this Agreement, as such documents may be modified, amended, extended, restated or refinanced from time to time, and all other documents, instruments, certificates and affidavits that may hereafter be given as further security for, as evidence of, or in connection with the Loan.

         "GECC" means General Electric Capital Corporation, a New York corporation.

         "GECC Loan" means the loan from GECC secured by the GECC First Mortgages and the GECC Second Mortgages.

         "GECC Loan Payments" means the regularly scheduled payments of principal and interest on the GECC Loan, as described in Exhibit G.

         "GECC Pledge" means the pledge and collateral assignment by the Lenders to GECC of the Notes, the Senior Mortgages, the Subordinate Mortgages and related Financing Documents pursuant to a Pledge Agreement dated the date hereof between the Lenders and GECC.

         "General Intangibles" means all "general intangibles," as such term is defined in UCC Section 9-106, now or hereafter owned by, or pledged to, Borrower, including all franchises, patents, know-how, inventories, trademarks, service marks, trademark or service mark licenses, customer lists, other intellectual property and licenses, copyrights, judgments, choses in action, computer programs and all general intangibles that represent the right to receive money.

         "General Partner" means, with respect to any Person that is a partnership, any general partner of such Person under such Person's partnership agreement.

         "Goods" means all "goods," as defined in Section 9-105 of the UCC, now or hereafter owned by, or pledged to, Borrower, including all things that are movable at the time the security interest attaches or that are fixtures as provided in Section 9-313 of the UCC, but does not include money, documents, Instruments, Accounts, chattel paper, General Intangibles, or minerals or the like before extraction.

         "Hazardous Substances" means any hazardous or toxic waste, hazardous or toxic substance or material, pollutant, contaminant, chemical substances or materials and all other dangerous substances or materials defined, listed or described as such in, or governed by, any Environmental Law (including urea-formaldehyde, polychlorinated biphenyls in excess of legally permitted amounts, friable asbestos or regulated asbestos-containing materials, nuclear or radioactive material or waste, radon, explosives, corrosives, known carcinogens, petroleum or crude oil or any fraction thereof, natural gas, liquefied natural gas, synthetic gas, biologically hazardous agents, pesticides and herbicides), and any other waste, substance, material, pollutant or contaminant, that is currently or may in the future be defined, listed or described as such under any Environmental Law or that could subject an owner or operator of property to any Regulatory Actions or Third Party Claims.

         "Holly Farm Shopping Center Property" means the Mortgaged Property located in the City of Milwaukee, County of Clackamas and State of Oregon as more particularly described in Exhibit A-I.

         "Income" means the gross rental receipts from Leases and all other receipts and revenue generated by the use and operation of the Mortgaged Properties and any business conducted by Borrower thereon and actually received by or on behalf of Borrower. Income shall not include security deposits (until applied to any rental obligations under any Leases), proceeds of the Loan or any other indebtedness, any insurance (other than rent insurance) or condemnation proceeds (to extent applied to repairs, rebuilding or principal), capital contributions, and any proceeds from a sale, exchange or refinancing of any of the Mortgaged Properties. Receipts will be recognized for the period to which they apply, but only as and when received.

         "Indebtedness" means, with respect to any Person, all obligations for borrowed money and/or the deferred purchase price of property, contingent or otherwise, of such Person, or to which such Person is subject, or that in accordance with Accounting Principles should be reflected in the Person's balance sheet as liabilities except accounts payable arising in the ordinary course of business and not more than sixty (60) days overdue, but including: (i) all liabilities secured by any mortgage, pledge or lien on the Person's property; (ii) all obligations created or arising under any conditional sale or other title retention agreement or arrangement; (iii) all guaranties, endorsements (other than endorsements made in connection with items deposited for collection in the ordinary course of business) and all other direct or indirect contingent obligations for borrowed money or to maintain the solvency of another Person; and (iv) all capitalized lease obligations.

         "Indemnified Party" means the Lenders, together with all officers, agents, directors, representatives, loan correspondents, and participants of the Lenders and any other person engaged by or otherwise working on behalf of the Lenders.

         "Instruments" means all "instruments," as defined in UCC Section 9-105.

         "Interest Payment Date" shall mean: (a) the first day of each calendar month after January 1, 1996 until Borrower has paid and performed all Obligations; and (b) the Maturity Date. If a date that would otherwise be an Interest Payment Date is not a Business Day, then such Interest Payment Date shall be the next following Business Day but the foregoing shall not limit, prevent or defer the accrual of interest on any unpaid sums.

         "Interest Rate" means the interest rate at the time then payable with respect to the Loan.

         "Inventory" means all "inventory," as defined in UCC Section 9-109(4), of every type and description and all documents of title covering such inventory now or hereafter owned by, or pledged to, Borrower, including all goods, merchandise and other personal property held for sale, lease or exchange, or that are furnished or are to be furnished under contracts of sale, whether or not held on consignment, or that constitute raw materials, work-in-process, returned goods or materials used or consumed or to be used or consumed in Borrower's business, or in the processing, shipping and transporting of the same, and all finished goods.

         "IRC" means the Internal Revenue Code of 1986, as amended, as in effect on the date with respect to which any item of income or expense is being characterized.

         "Kanawha Mall Property" means the Mortgaged Property located in the City of Charleston, County of Kanawha and State of West Virginia as more particularly described in Exhibit A-IV.

         "Late Charge" means a charge equal to 4% of any amount that is (a) due and owing to Lender (excluding the Principal Amount) under any Financing Document, and (b) not received within ten (10) days after the date when such amount became due unless otherwise specifically provided.

         "Leases" means all leases, subleases, underlettings, concession agreements, licenses and other occupancy agreements, that now or hereafter may affect the Mortgaged Properties or any portions thereof and any and all guarantees, modification, renewals and extensions thereof and all rights to damages and other rights and remedies against tenants under the Leases.

         "Leasing Guidelines" means, in connection with a Lease, the following restrictions and limitations: (a) the leased premises subject to such Lease are not larger than 10,000 rentable square feet; (b) the term of such Lease does not exceed 60 months (plus up to one 60 month option term provided the rental rate during such option term is at least 95% of market rate as of the commencement of such option term); (c) the rental rate under such Lease is at least market rate for the entire term of such Lease (except as set forth in clause "b" of this paragraph during an option term); (d) "fixed" or "base" rent is at a substantially consistent or rising level throughout the term of the Lease (other than market-rate "free rent" periods); (e) the Lease provides that the demised premises thereunder may not be used for Excluded Uses, (f) all other terms and conditions of such Lease are substantially consistent with the terms and conditions of existing Leases for comparable space at such Mortgaged Property, and (g) the tenant thereunder shall not be an Affiliate of Borrower. Notwithstanding the foregoing, so long as any Borrower owns the Mortgaged Properties, the Borrower may use a reasonable and industry-standard amount of space in each Mortgaged Property as an on-site management office for such Mortgaged Property, without payment of rent, which occupancy shall terminate at Lender's option upon or at any time after the occurrence of an Event of Default.

         "Lenders' Engineer" means such engineering or architectural firm from time to time selected by the Lenders to perform the services of "Lenders' Engineer" as set forth in this Agreement.

         "Lenders' Advance" means any amount advanced by the Lenders to cure any default by Borrower under any Financing Document.

         "Lenders' Representative" means an officer, employee or agent of the Lenders involved in or responsible for administering the functions of the Lenders and protecting the interests of the Lenders under the Financing Documents, whose name appears in a list of authorized officers, employees and agents of the Lenders, designated as such, provided to Borrower from time to time in accordance with the notice provisions of this Agreement or by written agreement with Borrower.

         "Management Fee" means a management fee not exceeding the sum of (a) 4% of Income during the affected period plus (b) reasonable and customary out-of-pocket expenses that are reimbursable as provided in the Management Agreement(s) as they presently exist.

         "Marathon Shopping Center Property" means the Mortgaged Property located in the City of Marathon, County of Monroe and State of Florida as more particularly described in Exhibit A-II.

         "Marysville Towne Center Property" means the Mortgaged Property located in the City of Marysville, County of Snohomish and State of Washington as more particularly described in Exhibit A-III.

         "Material Adverse Effect" means, except where specifically qualified, a material adverse effect on the use, management, operations, value or marketability of any of the Mortgaged Properties or of the Mortgaged Property in the aggregate or the business, operations, management, assets, or condition (financial or otherwise) of the Borrower in the aggregate (such that Borrower's ability to comply with its obligations in respect of the Mortgaged Properties would be materially adversely affected), in all cases, as compared with all such factors as of the Closing Date.

         "Maturity Date" means the first to occur of December 31, 2000 or the Accelerated Maturity Date.

         "Mortgages" means: (a) the Senior Mortgages, (b) the Subordinate Mortgages, and (c) any other instrument that is the functional equivalent of a mortgage under local law, whether such instrument is identified as a mortgage, deed of trust, deed to secure debt, security agreement, or otherwise. Each Senior Mortgage shall secure the entire principal balance of the corresponding Note together with any and all other sums payable pursuant to such Note. The Subordinate Mortgages shall secure all obligations under this Agreement, but exclude the Note corresponding to the Senior Mortgage covering the Mortgaged Property covered by the Subordinate Mortgage.

         "Mortgaged Property" or "Mortgaged Properties" means the land, improvements, personal property and other collateral constituting security for the Loan pursuant to the Mortgages at any given time, collectively. The Mortgaged Properties are described in Exhibit "A" (i.e., the Holly Farm Shopping Center Property, the Marathon Shopping Center Property, the Marysville Towne Center Property, the Kanawha Mall Property and the Village Royale Shopping Center Property). To the extent that the Lenders release any Mortgaged Property from the Mortgage(s), the term "Mortgaged Property" shall be deemed redefined to exclude the previous Mortgaged Property so released.

         "Net Operating Income" for any period means the sum of Income less Operating Expenses for such period.

         "New Lease" means a Lease that has been unconditionally executed and delivered by and between Borrower and a New Tenant and either (a) is reasonably acceptable to and approved by the Lenders or (b) complies with the Leasing Guidelines.

         "New Tenant" means a new tenant under a New Lease affecting any Mortgaged Property, which tenant did not (and whose Affiliate did not) previously occupy such Mortgaged Property or any portion thereof.

         "Obligations" means all covenants, agreements, obligations and liabilities of Borrower to the Lenders, now existing or hereafter incurred under, arising out of or in connection with any Financing Document, including Borrower's obligation to repay the Loan.

         "Operating Expenses" means the following expenses related to the Mortgaged Properties, all as determined in accordance with Accounting
Principles: (i) actual operating expenses for the Mortgaged Properties, including reasonable and customary (for the geographic area in which any particular Mortgaged Property is located) bona fide expenses paid to third parties (except as otherwise provided in this Agreement) to the extent related and allocable to the operation of the Mortgaged Properties; (ii) the Management Fee in compliance with this Agreement; (iii) ad valorem real estate taxes and assessments (other than those excluded below) and agreed upon reserves therefor;
(iv) insurance premiums (other than those excluded below) and agreed upon reserves therefor and maintenance costs; (v) operating and working capital reserves as agreed upon by Lenders and Borrower; (vi) leasing commissions under Leases (or extensions, renewals or expansions) entered into after the date hereof; and (vii) other reasonable, normal and customary expenses of operating the Mortgaged Properties. In addition, the following provisions shall apply to the definition and determination of "Operating Expenses":

         - Operating Expenses shall not include the following: (a) deduction for depreciation or amortization of property taken or noted on Borrower's tax returns or any other non-cash item; (b) any item to the extent paid for by a tenant or any other third party at the Mortgaged Properties, which reimbursement is not otherwise included in Income; (c) ad valorem real estate taxes and assessments and insurance premiums paid from reserves; (d) cash reserves (other than those set forth above), any closing costs, payment or expenses for which Borrower is reimbursed from proceeds of the Loan, insurance or any other third-party source; and (d) any sums paid or payable on account of the Loan.

         - Any fees (including the Management Fee), commissions, charges or other expenses or amounts paid to Borrower or any Borrower Affiliate shall not constitute an Operating Expense, unless such fees, commissions or other amounts paid to Borrower or any such Borrower Affiliate (A) are not more than would be paid to an unrelated, independent third party in a bona fide unrelated third party transaction, and (B) if Borrower or any such Borrower Affiliate performs work or provides services for a number of properties, including the Mortgaged Properties, the Lenders shall have determined, in response to Borrower's written application, that the allocation of payroll and other expenses to the Mortgaged Properties is appropriate and equitable (and, in addition, if Borrower's Affiliate manages the Mortgaged Properties, the Management Fee payable to Borrower's Affiliate shall be included in the definition of Operating Expenses only if Borrower's Affiliate demonstrates to Lenders' reasonable satisfaction that it has experience and skill in managing similar properties in similar locations).

         - All calculations of Operating Expenses shall be subject to the Lenders' reasonable approval.

                  "Other AP Sellers" means AP Century I, L.P., AP Century II, L.P. and AP Century IX, L.P., each a limited partnership affiliated with Lenders.

                  "Pending Leases" means the Leases which are not fully executed and delivered as of the Closing Date as set forth on the attached Schedule "D".

         "Permitted Capital Improvements" shall mean such additional capital improvements as Borrower may, from time to time, propose to the Lenders to undertake after the Closing Date, which additional capital improvements: (a) have been approved by the Lenders , such approval not to be unreasonably withheld (including pursuant to the Lenders' approval of a Permitted Capital Improvements Budget prepared by Borrower and/or pursuant to Leases approved by Lenders); and (b) constitute Permitted Capital Improvement Expenses and not Operating Expenses. Permitted Capital Improvements shall not include such Capital Improvements as are required to be performed by Lenders at Lenders' expense pursuant to the Contract of Sale (no additional Lenders' consent is required for all such Capital Improvements to be performed by Lenders at Lenders' expense).

         "Permitted Capital Improvements Budget" shall mean the budget prepared by Borrower from time to time (and modified from time to time) with the Lenders' approval, not to be unreasonably withheld, for Permitted Capital Improvements to be completed at any of the Mortgaged Properties.

         "Permitted Capital Improvement Expenses" means capital expenditures made for the physical improvement of the Mortgaged Properties (without regard to depreciation thereof or credit for interest thereon), provided that:

                 (a) the full amount of such capital expenditure would qualify as a "capital" item under the IRC (i.e., constitutes an expenditure the total amount of which may not, under the IRC, be included as a deduction from gross income in the year it is expended) or is treated as a capitalized item under Accounting Principles; provided, however, if the full amount does not so qualify, then so much of the amount of such capital expenditure as would so qualify will be included;

                 (b) no portion of such capital expenditure has been paid from the lock-box account or otherwise to Borrower or any Borrower Affiliate unless the Lenders or

         Lenders' Representative have granted express written consent prior to the performance of the services for which the capital expenditures are incurred;

                 (c) such capital expenditures are reasonable and necessary, or are required by new Leases or to comply with applicable laws, or are required by existing Leases if not Lenders' obligation to pay for pursuant to the Contract of Sale, or are likely to increase the value of the Mortgaged Property by at least the amount of the capital expenditure as certified by Borrower's Representative to the Lenders (which certification shall incorporate by reference the Nonrecourse Clause);

                  (d) the amount of such capital expenditures is reasonable for the types of capital items and the type and use of property, as certified by Borrower's Representative to the Lenders;

                  (e) the Persons providing services in connection with the capital expenditures are generally in the business of providing the types of goods or services provided and neither Borrower nor any Affiliate is receiving any payment, inducement, consideration, or kickback (whether in cash or in kind) therefor; and

                  (f) Borrower's Representative has certified to the Lenders (which certification shall incorporate by reference the Nonrecourse Clause), that the capital expenditure qualifies as such under this definition, which certificate sets forth in detail the nature, extent and purpose of the capital expenditure and the separate payments to each named payee in connection therewith, together with copies of each invoice submitted by each payee in connection therewith and photographs of the improvements showing the capital expenditure as completed.

                  "Permitted Encumbrances" means (a) liens for taxes or assessments or other governmental charges not yet due and payable or to the extent that nonpayment thereof is expressly permitted by this Agreement or the other Financing Documents; and (b) liens, restrictions, and encumbrances listed in the title insurance policy issued in connection with each Mortgaged Property insuring the Lenders in this transaction and accepted by the Lenders or permitted hereby and any matters approved by the Lenders or the Lenders counsel in writing; and (c) any leases that satisfy the Leasing Guidelines or have been approved by the Lenders in writing.

                  "Permitted Indebtedness" shall mean (a) the Obligations; (b) obligations under the Leases; (c) obligations under any equipment financing providing that same is incurred in the ordinary course of business and does not exceed the reasonable and customary equipment financing for similarly situated shopping centers; (d) indemnity obligations to First American Title Insurance Company and its affiliates with respect to issuance of policies of title insurance to the Lenders, (e) the incurrence by Borrower of routine trade payables in connection with the Mortgaged Property provided all of such routine trade payables are (i) not secured and do not result in any lien being placed on the Mortgaged Property, (ii) incurred in the ordinary course of business of Borrower, and (iii) not more than 60 days past due; and (f) obligations for leasing commissions and Permitted Capital Improvements.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other person.

                  "Plan" means with respect to Borrower or any of its ERISA Affiliates, at any time, an employee benefit plan, as defined in
         Section 3(3) of ERISA, that Borrower maintains, contributes to, or has an obligation to contribute to on behalf of participants employed by Borrower (excluding any so-called 401(k) plan).

                  "Principal Amount" means the aggregate principal amount of the Loan outstanding from time to time. Such Principal Amount shall automatically at all times equal the sum total of all amounts outstanding under the Notes.

                  "Proceeds" means all "proceeds," as defined in UCC Section 9-306(l), including all proceeds of mortgage insurance, hazard insurance and title insurance policies relating to the Mortgaged Properties, cash, Accounts, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights of payment of any and every kind, and other forms of obligations and receivables that may at any time constitute all or part or are included as proceeds of the Collateral.

                  "Regulatory Actions" means any claim, demand, action or proceeding brought or instituted by any governmental authority or agency in connection with any Environmental Law, including civil, criminal and administrative proceedings.

                  "Release" means the intentional or unintentional spilling, leaking, dumping, pouring, pumping, emptying, seeping, disposing, discharging (including the abandonment or discharging of barrels, containers or other receptacles, whether open or closed, containing any Hazardous Substances), emitting, depositing, injecting, leaching, escaping, or any other release or threatened release, however defined, of any Hazardous Substance.

                  "Security Documents" means each document or instrument securing (or providing for repayment of or a source for repayment of) the Loan or any portion thereof, including the Mortgages, the Senior Assignments of Leases, the Subordinate Assignments of Leases, UCC-1 financing statements, the Lockbox Agreement, title insurance policy(ies), fire and casualty and flood hazard insurance policy(ies), together with this Agreement to the extent that this Agreement constitutes a security agreement for purposes of the UCC.

                  "Third Party Claims" means any claims, actions, demands or proceedings (other than Regulatory Actions) based on negligence, trespass, strict liability, nuisance, toxic tort or detriment to health or welfare or any other cause of action due to

         Contamination, and whether or not seeking costs, damages, penalties, expenses or other remedies, brought by any person other than a governmental authority or agency.

                  "UCC" means the Uniform Commercial Code in effect from time to time in New York, or, as appropriate, the state in which the Collateral is located.

                  "Usury Limit" means an annual rate of interest equal to the maximum rate (if any) permitted under applicable law at the time taking into account the nature and size of the Loan and the status of Borrower and the Lenders. If no such maximum rate exists at a particular time, then references to Usury Limit shall be disregarded.

                  "Village Royale Shopping Center Property" means the Mortgaged Property located in the City of Royal Palm Beach, County of Palm Beach and State of Florida as more particularly described in Exhibit A-V.


2.       TERMS OF LOAN

         2.1      Loan and Note.

                  2.1.1 Agreement to Lend. Subject to the terms and conditions of the Financing Documents, the Lenders agree to provide purchase money financing (i.e., the Loan) to Borrower. The aggregate principal amount of the Loan shall be $40,447,684.

         2.2 Interest Accrual. It is expressly agreed that interest shall accrue on the principal amount of the Loan from and after January 1, 1996. The aforesaid agreement is notwithstanding anything to the contrary contained in any of the Notes.

         2.3 Interest. On each Interest Payment Date, Borrower shall pay interest, in arrears, on the outstanding principal balance of the Loan at a rate per annum equal to the Contract Interest Rate in effect from time to time, computed on the basis of a "360-day year for the actual number of days elapsed." Such phrase, as used throughout this Agreement, shall mean that in computing interest for the subject period, the interest rate shall be multiplied by a fraction, the denominator of which is 360 and the numerator of which is the actual number of days elapsed from the date of the first disbursement of the Loan or the date of the preceding interest and/or principal due date, as the case may be, to the date of the next interest and/or principal due date. On each Interest Payment Date, Borrower shall pay all interest then payable and Borrower shall have no right to defer or accrue payment of any interest. Notwithstanding the foregoing, if on any Interest Payment Date there is insufficient net operating income generated by the use and operation of the Mortgaged Properties and deposited in the "Depository Account" (as defined in the Lockbox Agreement) to pay in full, as and when due and payable, the Contract Interest Rate then, in such event, Borrower's obligation to pay interest on the outstanding principal balance of the Loan shall be limited to the greater of (i) the amount which would be payable if the Contract Interest Rate were six percent (6%) per annum or (ii) the amount of such net operating income generated by the Mortgaged Properties, and the amount of such interest which is not then payable to Lenders (hereinafter referred to as the "Accrual") shall accrue and be payable when there is sufficient income in the Depository Account (but in no event later than the Maturity Date). For so long as GECC is the holder of the Mortgages, in the event GECC accelerates the Mortgages, the Accrual shall not be secured by the Mortgages or other Security Documents.

         2.4 Collection Accounts. Borrower shall cause all income generated by the use and operation of the Mortgaged Properties and any business conducted by Borrower thereon to be deposited into the "Collection Accounts" (as defined in the Lockbox Agreement) and held pursuant to the Lockbox Agreement. From and after the date hereof until the Collection Accounts are opened, Borrower shall or shall cause all rents and other income generated by the use and operation of the Mortgaged Properties and any business conducted by Borrower thereon to be deposited into an account with a bank designated by Lenders and approved by Borrower (and Chemical Bank is hereby approved), and Lender shall own the account and both Lenders and Borrower shall have joint control over all disbursements from or any other decisions in connection with the use of such rents and other income, but it is understood that the parties intend that the disbursements shall be in the order of priority set forth in Section 2.6; provided, however, if on March 15, 1996, the Lockbox Agreement has not been entered into (for reasons other than delay attributable to Lenders or the Lockbox Bank), the restrictions on distributions on account of Borrower's Return on Equity described in Section 3.2 shall be effective.

         2.5 Repayment on Maturity Date. Borrower shall repay in full the entire outstanding principal balance of the Loan, together with all accrued but unpaid interest thereon, and all other Obligations and other sums that may be payable under or with respect to the Loan or the Financing Documents, on the Maturity Date. The Lenders shall not be required to notify Borrower of the Maturity Date. The payment due upon the Maturity Date shall, so long as the GECC Loan is outstanding, be made directly to GECC as described in Section 2.9.

         2.6     Application of Payments.

                 2.6.1 Order of Application. So long as no Event of Default shall have occurred and be continuing, all such income in the Collateral Accounts from time to time shall be applied only in the following order of priority (subject in each case to the Payment Priority Exceptions and the Principal Repayment Allocations): first, to reimburse the "Lockbox Bank" (as such term is defined in the Lockbox Agreement) for reasonable costs and expenses incurred in administering the Lockbox Agreement, and the Lockbox Bank's fees for such services, second, to fund monthly escrows, if any, for ad valorem real estate taxes and assessments or to pay any real estate taxes and assessments that may then be due (but not, however, to the extent escrow funds are available for such payments), third, to pay in full, as and when due and payable, GECC Loan Payments, and all arrearages thereof, fourth, to pay in full as and when due and payable, all Operating Expenses (other than the items referenced above in the first priority payment), subject to, and in accordance with, the terms and conditions of this Agreement, and including any reserves agreed upon by Borrower and Lenders, fifth, to pay in full, as and when due and payable, all interest and other amounts (other than principal payments) payable under the Notes, and any and all arrearages thereof including any unpaid Accrual (excluding the amounts paid and applied pursuant to the third priority payment on account of GECC Loan Payments), sixth, to pay in full, as and when due and payable, all Permitted Capital Improvements Expenses and any and all arrearages, seventh, an amount to be paid to Borrower equal to "Borrower's Return on Equity" (as defined in the Lockbox Agreement), eighth, to pay down the principal amounts of the Notes in proportion to their then relative principal balances.

                 2.6.2 Exceptions. Notwithstanding anything to the contrary in the Financing Documents, Borrower and the Lenders agree as follows with respect to the priority of application of any payments made at any time with respect to the Loan (the "Payment Priority Exceptions"):

                        2.6.2.1 Event of Default. If any Event of Default has occurred, then the Lenders may apply any payments in such order and to such items as the Lenders shall deem appropriate in Lenders' sole and absolute discretion, including to pay all outstanding late charges and other costs and expenses incurred by the Lenders.

                        2.6.2.2 Failure to Specify. If the Lenders fail to specify how any payment has been applied, then the Lenders may specify such application thereafter at any time by written notice to Borrower.

                        2.6.2.3   No Specification by Borrower.   Borrower shall
have no right, power or authority to specify how payments shall be applied.

                        2.6.2.4 Limitation of Liability. The Lenders' liability for any failure to apply payments in the order required by this Agreement shall be limited to an obligation to apply payments in the order required.

         2.7 Principal Repayment Allocations. To the extent that Borrower repays the Principal Amount of the Loan, such repayment shall be allocated among the Notes as follows so long as no Event of Default shall exist (the "Principal Repayment Allocations"). If any Event of Default exists, then such repayments shall be allocated as the Lenders determine in their sole and absolute discretion.

                 2.7.1 Site-Specific Reductions. If such repayment arises from a Property Release or other event affecting a specific Mortgaged Property ("Mortgaged Property Proceeds"), then such repayment shall be applied first against the Note secured by the Senior Mortgage covering the Mortgaged Property affected thereby and thereafter to reduce the amount of the various Notes in proportion to their then relative principal balances.

                 2.7.2 General Reductions. If such repayment arises from mandatory amortization or any source other than Mortgaged Property Proceeds, then such repayment shall be applied to reduce the amount of the various Notes in proportion to their then relative principal balances.

         2.8 Reversal of Payments. To the extent that Borrower makes any payment to the Lenders or the Lenders receive any payment or proceeds of any Collateral for Borrower's benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if the Lenders had not received such payment or proceeds.

         2.9 Prepayment or Payment upon Maturity or Acceleration. Borrower shall have the right to prepay the Loan, in whole or in part, at any time without premium or penalty; provided, however, that Borrower shall pay to the Lenders at the time of any such payment all accrued but unpaid interest due hereunder, and all other amounts which are then due and payable pursuant to the Loan and/or any other document executed by Borrower in connection with the Loan; and provided, further, that any prepayment hereunder shall be on not less than 10 Business Days notice and such prepayment shall be not less than One Hundred Thousand and 00/100 Dollars ($100,000.00) except, that if the remaining principal amount under a Note equals a sum that is less than One Hundred Thousand and 00/100 Dollars ($100,000.00), then Borrower may prepay the Loan in the remaining principal amount under such Note. Notwithstanding anything to the contrary in any Financing Document, and so long as the GECC Loan is outstanding, any prepayment of the Loan, and any payment of the Loan upon acceleration or maturity, shall be paid by Borrower directly to (and shall not be effective unless paid directly to) GECC, as a prepayment on the GECC Loan with any remaining balance to be promptly remitted to Lenders. Such prepayment to GECC shall be applied in accordance with the GECC Loan Agreement and shall be credited against the Loan.

                 2.9.1 Property Releases. At the time of any such prepayment Borrower shall be entitled to require the Lenders to release one or more Mortgaged Properties from the lien of the Mortgage and the other Security Documents and to cause the concurrent release thereof from the First Mortgages, provided that the Release Conditions are satisfied both on the date of the Prepayment Notice and on the effective date of the release (a "Property Release"). From and after the occurrence of any Property Release, the property that has been released shall no longer constitute Collateral or Mortgaged Property. The Lenders shall have no obligation in connection with any partial prepayment to release any Mortgaged Property from the liens of the Mortgages or other Financing Documents, or to cause the concurrent release thereof from the First Mortgages, except as specifically set forth in this Article. The "Release Conditions" are as follows:

                        2.9.1.1 Minimum Property Release Price. In order to obtain the release of any particular Mortgaged Property, Borrower shall prepay so much of the Principal Amount of the Loan (which prepayment shall be allocated first to the Note secured by the Senior Mortgage for the Mortgaged Property that Borrower wants released and thereafter to reduce the amounts of the various other Notes in proportion to the then relative principal balances thereof) as is equal to at least an amount equal to 110% of the allocated mortgage amount then outstanding (the "Release Price").

                        2.9.1.2   Intentionally Deleted

                 2.9.2 Application of Prepayments. The Lender shall apply any prepayments of the Loan received pursuant to the terms hereof in the order of priority as provided hereinabove in Section 2.7.1.

                 2.9.3 Oak Grove Cinema. In the event of the exercise by tenant of its option to purchase Oak Grove Cinema at the Holly Farm Shopping Center Property, Lender(s) shall release the Cinema parcel from the lien of the applicable Senior Mortgage and Subordinate Mortgage and other applicable Security Documents, and to cause the concurrent release thereof from the First Mortgage, upon payment of 83% of the gross proceeds of sale, which shall be applied to the Note secured by the Senior Mortgage and the balance of such proceeds shall be distributed to Borrower.

         2.10 Single Loan. All of the Obligations of Borrower arising under this Agreement and the other Financing Documents shall, to the extent herein set forth, constitute one obligation of Borrower secured by all of the Mortgaged Properties and (collectively) all of the Mortgages. Each of the Senior Mortgages shall secure Borrower's obligation to pay the principal amount of the applicable Note (together with other related sums such as interest and other sums with respect to such principal amount). Each of the Subordinate Mortgages shall, to the extent herein set forth, secure all of the Borrower's other obligations under this Agreement, including Borrower's obligation to pay the entire amount of the Loan other than such portion of the Loan as is evidenced and represented by the separate Note secured by the Senior Mortgage covering the Mortgaged Property covered by the Subordinate Mortgage.

         2.11 Effect of Disbursement of Monies. Borrower shall make or cause to be made each payment under this Agreement (including repayment of the Loan in full on the Maturity Date) not later than 2:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to the Lenders' depository bank in the United States as designated by the Lenders from time to time for deposit in the Lenders' depository account. If the Lenders disburses funds by wire transfer on a Business Day, then such funds shall be considered advanced on such day. With regard to the repayment of the Loan, interest at the Interest Rate shall continue to accrue on any amount repaid until such time as the repayment has been received and cleared by the Lenders. Any payment made by Borrower by wire transfer or other immediately available funds and actually received before 2:00 p.m. (New York City time) on a Business Day, shall be deemed to have been received and cleared by the Lenders on the date of receipt. If a payment is not actually received prior to 2:00 p.m. (New York City time) on a Business Day, then such payment shall be deemed to have been received and cleared by the Lenders on the next Business Day.

         2.12    Taxes.

2.12.1 No Deductions for General Taxes. Any and all payments by Borrower hereunder or under the Notes or otherwise with respect to the Loan shall be made, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of the Lenders and franchise taxes (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "General Taxes"). If Borrower shall be required by law to deduct any General Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable by Borrower to the Lenders on account of Taxes) the Lenders receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Notwithstanding anything in this paragraph to the contrary, if, at any time, the Loan or a portion thereof or an interest therein is transferred to a Person other than the Lenders, Borrower's liabilities under this paragraph shall not exceed the amount of liabilities that Borrower would have incurred under this paragraph had the Lenders continued to hold the entire Note.

                 2.12.2 Transaction Taxes. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other sales, transfer, excise, mortgage recording or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery, registration or recordation (if any) of, or otherwise with respect to, this Agreement, the Notes or any other Financing Documents (hereinafter referred to as "Transaction Taxes").

                 2.12.3 Right to Contest. Borrower shall have the right to contest any General Taxes and/or Transaction Taxes (collectively, "Taxes") provided that Borrower satisfies the conditions thereto set forth in the Mortgages and provided, further, that nonpayment of such Taxes shall not, in the Lenders' reasonable judgment, adversely affect the Lenders' liens on the Mortgaged Properties (including the enforceability or priority thereof).

                 2.12.4 Indemnification. Borrower shall indemnify the Lenders for the full amount of Taxes (including any General Taxes imposed by any jurisdiction on amounts payable by Borrower pursuant to Borrower's obligations under this Agreement with respect to Taxes) paid by the Lenders and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within thirty days from the date the Lenders provide Borrower with reasonable proof of payment by the Lenders and written demand for payment by Borrower.

                 2.12.5 Proof of Payment. Within 30 days after the date of any payment of Taxes, Borrower shall furnish to the Lenders, the original or a certified copy of a receipt evidencing payment thereof; provided, however, (i) if the Lenders makes a payment of Taxes on Borrower's behalf, then the Lenders shall notify Borrower that such payment was made and to promptly provide Borrower with a copy of the paid bill (but the Lenders shall have no liability for a failure to so notify Borrower or provide Borrower with a paid bill), and
(ii) Lenders shall provide Borrower with any receipt(s) for such payments actually received by the Lenders together with any paid bills (and canceled checks if available to Lenders) not previously provided by the Lenders to Borrower.

                 2.12.6 Survival. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 2.19 shall survive the payment in full of all Obligations.

         2.13    Indemnity.

                 2.13.1 Generally. Borrower shall indemnify and hold each Lender harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements, including those incurred upon any appeal) that may be instituted or asserted against or incurred by each Lender by any third party (i.e., a party unrelated to Borrower or such Lender and excluding, without limitation, any partner of such Lender or any Affiliate of such Lender) in connection with the enforcement (or attempted enforcement) of the Financing Documents or any collection proceeding instituted by any of the Lenders (except that Lender shall not be indemnified against liability to the extent such liability is attributable to Lender's gross negligence or willful misconduct or the breach by Lenders of any covenant or condition under which Lenders are bound or which liability is explicitly excluded from the scope of Borrower's Environmental Indemnity Agreement) ("Borrower's General Indemnity").

                 2.13.2 Intentionally Deleted.

         2.14    Access.       The Lenders and any of its officers, employees
and/or agents shall have the right to inspect the Mortgaged Properties as frequently as the Lenders determine to be appropriate, (i) at any time if (x) an Event of Default exists, (y) there may be an imminent violation of the Financing Documents relating to the Mortgaged Property to be inspected, in the Lenders' reasonable judgment, or (z) there is an emergency currently existing at the Mortgaged Property to be inspected, in the Lenders' reasonable judgment, and
(ii) during normal business hours (or at such other times as may reasonably be requested by the Lenders) upon reasonable notice, otherwise.

3.       CLOSING AND POST-CLOSING CONDITIONS

         3.1 Conditions to Making of Loan. As conditions to the Lenders' closing the Loan, Borrower shall execute, deliver and/or provide to the Lenders the following, all of which shall be in form and substance satisfactory to the Lenders in the Lenders' sole and absolute discretion:

                 3.1.1  The Notes.

                 3.1.2  Formation, Organization, Etc. With respect to Borrower:
(a) documents evidencing organization, authority and the issuance of all necessary internal consents and approvals for the Loan and the Financing Documents; and (b) certificates of good standing and qualification to do business issued by the jurisdiction of organization and, to the extent required by law, each state where any Mortgaged Property is located.

                 3.1.3 Opinion of Counsel. An opinion of counsel (which may be issued by Borrower's in-house counsel) with respect to Borrower, issued by counsel satisfactory to the Lenders, together with evidence that such opinion of counsel was issued at the request of Borrower covered thereby and may be relied upon by Lenders.

                 3.1.4 Mortgages. The Mortgages and all related Security Documents as required by the Lenders with respect to the related Mortgaged Property.

                 3.1.5 Title Insurance. A policy of title insurance with respect to each Mortgage, insuring each Senior Mortgage as a senior mortgage or senior deed of trust, as the case may be, subject only to title exceptions satisfactory to the related Lender, and including such affirmative insurance, endorsements and reinsurance arrangements as such Lender shall reasonably require and each Subordinate Mortgage as a subordinate mortgage or subordinate deed of trust, as the case may be, subject only to the applicable Senior Mortgage and to the Permitted Encumbrances, and including such affirmative insurance, endorsements and reinsurance arrangements as the related Lender shall reasonably require.

                 3.1.6 Insurance. Policies of hazard insurance and liability insurance as required by the Mortgage.

                 3.1.7 Lockbox. A lockbox agreement with respect to the Mortgaged Properties (the "Lockbox Agreement") in the form set forth in Exhibit "F" with such changes as are reasonably required by the "Lockbox Bank" and as may be agreed upon by Lenders and Borrower.


                 3.1.8. Other Documents. Such other documents, deliveries, certificates and other items as the Lenders shall reasonably require with respect to the Mortgaged Properties and the Loan.

         3.2 Post Closing Conditions. In connection with the closing of the Loan, Lenders and Borrower shall cooperate and use best efforts in order to obtain the Delayed Deliveries (as defined below) on or before March 15, 1996. If, as of March 15, 1996, the Delayed Deliveries have not been obtained and delivered to Lenders other than by reason of delays attributable to Lenders or the Lockbox Bank, then from and after March 15, 1996, all funds in the collection accounts under the Lockbox Agreement shall be disbursed in accordance with the order of priorities set forth in Section 2.6 except that distributions to Borrower on account of Borrower's Return on Equity shall be deferred until the Delayed Deliveries are made. For the purposes of the foregoing, the "Delayed Deliveries" shall consist of the following:

                 3.2.1 Establishment of Lockbox. The entering into of the Lockbox Agreement and the establishment of the account(s) required by the Lockbox Agreement and completion of all documentation required by the Lockbox Agreement, to the extent such action and documentation is required to be taken or completed by Borrower.

                 3.2.2 Letters to Tenants. Letters to all tenants of the Mortgaged Properties directing them to pay rent as required by the Lockbox Agreement.

         3.3 No Revolver. To the extent that Borrower has paid or repaid any portion of the Loan, Borrower shall not be entitled to reborrow such sum.

4.       SECURITY FOR LOAN, ETC.

         4.1 Grant of Security Interest. As security for the prompt and complete payment and performance when due of the Obligations, Borrower hereby presently and unconditionally conveys, assigns, mortgages, pledges, hypothecates, transfers and delivers to the Lenders, and grants to the Lenders a continuing security interest in, all Collateral.

         4.2 Further Documentation. Borrower shall execute and deliver all documents and instruments as may be reasonably necessary or appropriate to evidence and perfect the Lenders' security interest in the Collateral, including additional Security Documents as reasonably required and any and all financing statements and other documents and instruments as may be reasonably required by the Lenders, provided such other documents and instruments (i) are subject to the terms, covenants and conditions of the Non-Recourse provisions of Section 9 herein, and (ii) do not increase Borrower's obligations or liabilities hereunder.

         4.3 Security Agreement; UCC Remedies. This Agreement shall constitute a security agreement under the UCC. The Lenders shall have, with respect to the Collateral, all of the rights, remedies, powers and privileges of a secured party under UCC Article 9, and all rights, remedies, powers and privileges set forth in the Financing Documents.

         4.4     Security for Loan. The Loan shall be secured by:

                 4.4.1 Senior Mortgages. The Senior Mortgages, each of which shall secure only the portion of the Loan stated in such Senior Mortgage;

                 4.4.2 Subordinate Mortgages. The Subordinate Mortgages, which shall secure all Obligations of Borrower as hereinbefore provided; and

                 4.4.3  Security Documents.  All other Security Documents.

         4.5 GECC Wrap. As set forth in each of the Senior Mortgages, each such Senior Mortgage is wrapped around an underlying first mortgage or first deed of trust held by GECC (the "First Mortgages" or the "GECC First Mortgages") which encumbers the Mortgaged Property encumbered by such corresponding Senior Mortgage. In addition, it is hereby agreed by Lenders and Borrower that the Subordinate Mortgages are to be considered as if they were wrapped around the second mortgages and deeds of trusts held by GECC (the "GECC Second Mortgages") which encumber the Mortgaged Properties encumbered by such corresponding Subordinate Mortgage. With respect to the Subordinate Mortgages and the GECC Second Mortgages, Borrower and Lenders agree as follows:

                 4.5.1 Payment of GECC Second Mortgages. Provided that there is no Event of Default, Lenders agree to pay to the holder of the GECC Second Mortgages all installments of interest, principal and other sums due on the note(s) secured by the GECC Second Mortgages, as and when required by the terms of the GECC Second Mortgages.

                 4.5.2 Timing of Payment. All payments to be made by Lenders pursuant to the provisions of Section 4.5.1 above shall be made before the expiration of the applicable grace periods provided for such payments as contained in the GECC Second Mortgages.

                 4.5.3 Restrictions. Subject to the terms and conditions in the Lockbox Agreement, Borrower covenants not to make any payments whatsoever directly to the holder of the GECC Second Mortgages, including any prepayment, or request any release, partial release, amendment or other modifications of the GECC Second Mortgages and the notes and obligations secured thereby without the prior written consent of Lenders, their successors and assigns.

                 4.5.4 Wrap Provisions. Lenders and Borrower agree that all provisions of Article 4 of the First Mortgages applicable with respect to the First Mortgages are equally applicable with respect to the GECC Second Mortgages, and such Sections are hereby incorporated by reference and are intended to be effective so that the Senior Mortgages and Subordinate Mortgages are to be considered jointly wrapped around the GECC First Mortgages and the GECC Second Mortgages.


5.       BORROWER'S REPRESENTATIONS AND WARRANTIES

         As an inducement to each of the Lenders to enter into this Agreement and to make the Loan, Borrower represents and warrants to each of the Lenders as follows, each of which representations and warranties shall be deemed to be made as of the Closing Date:

         5.1 Due Organization. Borrower is duly organized, validly existing and in good standing under the laws of the State of New York and (i) is in good standing under the laws of the State where Borrower is required by law to be qualified in order to hold title to real property, (ii) has all requisite power and authority to own its property and conduct its business as conducted and as contemplated hereunder and to enter into and perform its obligations under this Agreement and all other documents and instruments contemplated hereby, and (iii) requires no material licenses, certificates and permits from any governmental authorities in order to purchase the Mortgaged Properties from Lenders.

         5.2 Authorization and Enforceability. The execution and delivery of the Financing Documents, and the performance of all obligations of Borrower hereunder and thereunder, (i) have been duly authorized by all necessary action of Borrower, and (ii) do not and shall not require any consent or approval of, notice to or any action by, any Person or, if required, such consents or approvals have been obtained in writing. The Financing Documents, when executed and delivered, shall (and to the extent already executed and delivered, do) constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3 No Litigation. Except as set forth in Schedule "C", to Borrower's knowledge, there are no actions, suits or proceedings (collectively "Proceedings") pending against Borrower, at law or in equity, or before or by any Person, including any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, that, if determined adversely to Borrower, would have a Material Adverse Effect on any Mortgaged Property.

         5.4 Compliance with Law. To Borrower's knowledge, Borrower is not in violation of or in default under any applicable laws or regulations (including all Requirements as defined in the Mortgages) that would have a Material Adverse Effect on any Mortgaged Property. To Borrower's knowledge, Borrower is not in violation or default under any order, writ, injunction, demand or decree of any court or any other Person that would have a Material Adverse Effect on any Mortgaged Property. Borrower is not in violation or default in any material respect under any indenture, agreement or other instrument to which it is a party or by which its properties are bound, that would have a Material Adverse Effect on any Mortgaged Property. To Borrower's knowledge, (a) all required certificates of occupancy for the Mortgage Properties have been issued and (b) Borrower has received no written notice that any of the certificates of occupancy have been suspended or revoked.

         5.5 No Conflict. Subject to any required consents under the First Mortgages, Borrower's execution and delivery of the Financing Documents, and performance of its obligations hereunder and thereunder: (i) do not and shall not violate or result in a breach by Borrower of, or constitute a default under, or conflict with, or cause any acceleration of, any obligation in any material amount with respect to any material provision or restriction of any indenture, deed of trust, document, agreement or instrument to which Borrower is a party or, to Borrower's knowledge, by which it or its property may be bound that would have a Material Adverse Effect on any Mortgaged Property; or (ii) do not and shall not violate (A) the charter document or by-laws of Borrower or (B) any provision of applicable law, regulation or order, including the provisions of any federal or state tax or securities laws and any applicable rule, regulation, order, writ, injunction or decree of any court or governmental authority that would have a Material Adverse Effect on any Mortgaged Property.

         5.6 Ownership. To Borrower's actual knowledge, Borrower owns the fee simple title to the Mortgaged Properties. Borrower has full power and authority to grant a security interest in all Mortgaged Property without the consent of any third Person.

         5.7 Place of Business. Borrower's principal place of business is located at its address listed in the opening paragraph of this Agreement. Borrower keeps its books and records at such address.

         5.8 Financial Statements. The 1994 annual financial statements or reports on Form 10-K and the Form 10-Q for the quarterly period ended September 30, 1995 for Borrower which were submitted to the Lenders are true and correct in all material respects as of the respective dates thereof, subject to quarterly and year-end adjustments and such financial statements, fairly present in all material respects the respective financial conditions and results of operations of the entities to which they, including notes thereto, relate, as of the dates and for the periods indicated.

         5.9     Intentionally Deleted.

         5.10    Intentionally Deleted.

         5.11    Intentionally Deleted.

         5.12    Intentionally Deleted.

         5.13 Security Interest. To Borrower's knowledge, this Agreement constitutes and creates a valid and continuing lien on and security interest in the Collateral in favor of each of the Lenders, prior to all other liens and rights of others except Permitted Encumbrances, and is enforceable as such as against creditors of and purchasers from Borrower and as against any owner of the real property where any of the Equipment is located, any purchaser of such real property and any present or future creditor obtaining a lien on such real property, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in any proceeding in equity or at law).

         5.14 Solvency. Borrower is not insolvent and the consummation of the transactions contemplated by this Agreement and the other Financing Documents will not render Borrower insolvent.

         5.15    Intentionally Deleted.

         5.16    Intentionally Deleted.

         5.17    Intentionally Deleted.

         5.18 Leases. List of Leases. Exhibit "B" lists, to Borrower's knowledge, all Leases and amendments thereto affecting the Mortgaged Property or any portion thereof; Exhibit "B-1" lists, to Borrower's knowledge, all rental arrearages for each of the Tenants as of the date set forth on such Exhibit and security deposits being held by Borrower; and Exhibit "B-2" lists, to Borrower's knowledge, all offsets, defenses or claims to the payment of rent by the Tenants. To Borrower's knowledge: Exhibits "B", 'B-1' and "B-2" are correct and complete; no rent or other income from such Leases have been pledged, assigned or otherwise transferred or encumbered; except for employees performing management services in connection with the Mortgaged Property where they work, no Person has any right to occupy any portion of the Mortgaged Properties except pursuant to a Lease described in said Exhibit.

         5.19    Intentionally Deleted.

         5.20 Environmental Protection. Except as expressly disclosed in the Environmental Assessment Reports furnished to the Lenders before the Closing Date, to Borrower's knowledge, all of the Mortgaged Properties are free of Contamination. Borrower shall provide the Lenders with a copy of each and every Environmental Document relating to the Mortgaged Properties, promptly upon Borrower's receipt, preparation or filing (as the case may be) of such Environmental Document.

         5.21    Intentionally Deleted.

         5.22 Employment, Labor and Management Agreements. Except for the Initial Manager, Borrower has not entered into any management agreement covering Borrower's management or the management of the Mortgaged Properties.

         5.23    Intentionally Deleted.

         5.24    Intentionally Deleted.

         5.25 Opinion of Counsel. The opinion(s) of Borrower's counsel being delivered to the Lenders on the Closing Date in connection with the Loan is
(are) being delivered by Borrower's counsel to the Lenders at Borrower's request and the Lenders are entitled to rely thereon.

6.       BORROWER'S COVENANTS

         Borrower covenants and agrees with each of the Lenders (such covenants and agreements to remain in full force and effect until all Obligations have been paid and performed in full) as follows, each of which shall be deemed a covenant and obligation of Borrower:

         6.1 Protection of Collateral. Borrower shall appear in and defend any action or proceeding that may adversely affect its title to or the Lenders interest in the Collateral.

         6.2     Intentionally Deleted.

         6.3 Compliance. Borrower shall perform all its obligations under all Financing Documents, when and as such performance is required under the Financing Documents.

         6.4 Lockbox. Borrower shall cause to be deposited and apply all Income pursuant to the Lockbox Agreement.

         6.5 Books and Records. Borrower shall maintain at its principal place of business or the place of business of the Manager (defined hereinafter) set forth herein full, true and accurate books and records concerning its business, including the Mortgaged Property and other Collateral.

         6.6 Audit and Inspection. Borrower shall permit the Lenders or their authorized representatives, or an independent certified public accountant of their choosing during normal business hours, to audit, inspect and copy such books and records and files of account of Borrower as pertain to the Collateral and the Mortgaged Properties, and to discuss the Mortgaged Properties and their financial and other conditions relating to the Collateral and Mortgaged Properties with officers or employees of Borrower or Borrower's Representatives. Upon five Business Days prior notice from the Lenders, (a) Borrower shall deliver any document or instrument reasonably necessary for the Lenders, as the Lenders may request, to obtain records from any service bureau maintaining records for Borrower relating to any of the Mortgaged Properties; and (b) Borrower shall obtain from its property manager and provide to the Lenders such information and records as the Lenders may reasonably request, including bank statements, bank reconciliations, and other similar banking information, regarding the Mortgaged Properties and as are then reasonably available to Borrower or the property manager. Borrower shall permit the Lenders and their representatives to photocopy any such documentation and shall provide equipment for such purpose. (For purposes of this Agreement, any or all of the foregoing activities, as conducted by the Lenders, their authorized representative or an independent certified public accountant of its choosing, shall constitute an "Audit"). The Lenders, or any of their officers, employees and/or agents or an independent certified public accountant of its choosing shall have the right to conduct an Audit upon ten Business Days prior notice (which may be oral) at any time when no Event of Default exists, and five business days prior notice (which may be oral) at any time when an Event of Default exists. For purposes of an Audit, Borrower shall not be required to provide for the Lenders any reports or documentation not produced or generated by Borrower, its property manager, its accountant or its banking and other financial institutions in the ordinary course of business, except that Borrower shall also be required to provide upon request by the Lenders any reports or documentation that are then required (of all borrowers owning similar assets) by Borrower company-wide underwriting and asset management requirements and policies as in effect from time to time, as certified by Borrower's Representative (the "Standard Borrower Reports"). Borrower shall pay the Lenders' reasonable expenses in connection with reasonable Audits of Borrower conducted at reasonable intervals. Borrower shall not be required to pay for more than one Audit per year conducted by the Lenders' certified public accountants.

         6.7 Management. Simultaneously with the date hereof, Borrower shall enter into a management agreement with Century Properties, Inc. (the "Initial Manager") for a term not less than twelve months (12) (or less if terminated for cause prior thereto) which complies with this Agreement and is otherwise reasonably acceptable to the Lenders and Borrower (the Initial Manager shall be required to conform to all requirements provided herein for the Manager (as defined below)). Thereafter, at all times until all Obligations have been paid and performed, the Mortgaged Properties shall be managed by the Initial Manager or by such other management firm (having equal or greater levels of applicable experience, skill and reputation) as shall be selected by Borrower and approved by the Lenders, which approval shall not be unreasonably withheld provided that such other management firm has experience and skill in managing similar properties in similar locations (the approved management firm being sometimes referred to herein as the "Manager") pursuant to a management agreement (the "Management Agreement") in form and content reasonably satisfactory to the Lenders and Borrower and providing for a Management Fee and no other payments except leasing commissions and expenses reimbursable under the Management Agreement to the Manager. Borrower shall not materially amend or modify the Management Agreement without the prior consent of Lenders which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Lenders approve the Initial Manager and the management agreement entered into as of the date hereof between the Initial Manager and Borrower (the "Initial Management Agreement").

         6.8 No Relocation. Borrower shall not change the location of its books and records relating to the Collateral without having first given 60 days' prior written notice to the Lenders.

         6.9 Financial Statements. Borrower shall furnish or cause to be furnished to the Lenders:

                 6.9.1 Quarterly Financials. Within 30 days after the end of each fiscal quarter of Borrower, (a) a copy of unaudited financial statements of each Mortgaged Property prepared in accordance with Accounting Principles, including balance sheets and profit and loss statements, as of the end of each such quarter and for the corresponding quarter of the preceding year and detailed statements of operations for the year to date and for the corresponding period of the preceding year, together with a certificate of Borrower's Representative subject to the Nonrecourse provision at Section 9 (i) attesting to Borrower's knowledge, the material accuracy thereof; and (ii) stating that to such Person's knowledge, no monetary Event of Default has occurred and is continuing or material nonmonetary Event of Default has occurred and is continuing (or, if such has occurred specifying the nature thereof and the action that Borrower has taken or proposes to take with respect thereto); and
(b) copies of current rent rolls and leasing reports with respect to each of the Mortgaged Properties. Each such quarterly unaudited financial statement described above in (a) shall contain a reconciliation of profits and losses for the immediately prior fiscal quarter.

                 6.9.2 Annual Financials. Within 90 days after the end of each fiscal year of Borrower, a copy of the financial statements, consisting of balance sheets, income statements and cash flow statements as of the end of such fiscal year for each Mortgaged Property, all in reasonable detail and prepared in accordance with Accounting Principles and compiled by an independent certified public accountant;

                 6.9.3 Accountants' Reports. Promptly upon receipt thereof by Borrower, a copy of each report (including reports commenting on Borrower's internal bookkeeping, accounting or financial procedures) pertaining to any Mortgaged Property, if any, submitted to Borrower by the accountants that prepared, or the accountants (if any) that audited, or compiled, Borrower's financial statements;

                 6.9.4 Budgets. Annual budgets for the Mortgaged Properties, at least thirty days before the commencement of the applicable fiscal year, for the Lenders' information; and

                 6.9.5 Other Information. Promptly upon request, such other information as the Lenders may reasonably request with respect to the Mortgaged Properties and the Collateral (financial or otherwise); provided however that, for purposes of this paragraph, Borrower and Borrower's accountants or property manager shall not be required to generate any documents that Borrower or Borrower's accountants or property manager would not otherwise be required to generate in the ordinary course of business, except that Borrower shall also be required to provide upon request by the Lenders any Standard Borrower Reports.

         6.10 Notification of Lender. Borrower shall promptly notify the Lenders in writing:

                 6.10.1 Default or Event of Default. Of any known material Default or Event of Default hereunder;

                 6.10.2 Property-Related Litigation. Upon the commencement of any litigation, including arbitration, and of any proceedings before any governmental agency against Borrower that would, if successful, have a Material Adverse Effect on Borrower's ability to perform its obligations with respect to or on any of, the Collateral (unless such litigation is being defended by Borrower's insurance carrier);

                 6.10.3 Material Adverse Change or Breach. Of any condition or event suffered by Borrower that has resulted in (i) a material adverse change in the financial condition or operations of Borrower, (ii) a material breach of or noncompliance with any material term, condition or covenant contained herein or in any document delivered pursuant hereto, or (iii) a material breach of or noncompliance with any material term, condition or covenant of any material contract to which Borrower is a party or by which its property may be bound, and which material adverse change under (i) or breach or noncompliance under (ii) or
(iii) would have a Material Adverse Effect on the Mortgaged Properties.

                 6.10.4 Loan-Related Litigation. Of any legal proceeding instituted against Borrower that arises from or relates to the Loan.

         6.11 Cost Overruns. Borrower shall keep the Lenders fully advised as to any and all cost overruns with respect to Capital Improvements required to be paid for by the Borrower and any other material construction, alteration, or demolition work affecting any of the Mortgaged Properties. Borrower shall be responsible for and shall promptly fund the same (to the extent required to be paid for by Borrower).

         6.12 Conduct of Business. Borrower shall: (i) do or cause to be done all things necessary to preserve, maintain, renew and keep in force and effect its material rights, licenses, permits and franchises related to the Mortgaged Properties; (ii) conduct its business at the Mortgaged Properties in an orderly and regular manner; and (iii) comply with all applicable laws and governmental regulations with respect to the Mortgaged Properties and with the terms of any indenture, contract or other instrument to which it may be a party with respect to or under which such properties may be bound if noncompliance would have a material adverse effect upon the Collateral, except where contested in good faith and by appropriate proceedings diligently pursued; and (iv) subject to Lenders' obligations under the separate agreement dated the date hereof relating to certain deferred maintenance items, preserve and maintain the property and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear).

         6.13 Restrictive Covenants. Without the prior written consent of the Lenders, which may be withheld for any reason or no reason, Borrower shall not do any of the following (such prohibitions, collectively, the "Restrictive Covenants"):

                 6.13.1 Transfer. Do or permit to be done any of the following (collectively, the "Transfer Prohibition"):

                        6.13.1.1 Sell, convey, assign (by operation of law or otherwise), transfer, lease (other than for occupancy in accordance with the Leasing Guidelines), abandon or otherwise dispose of, directly or indirectly, by operation of law or otherwise, any item of Collateral or Mortgaged Property or any right or interest therein (except as required by law in connection with a Permitted Encumbrance), except that Lenders consent to transfers of the Mortgaged Properties to New Valley Permitted Transferee(s) that occur after December 30, 1996. After any transfer to New Valley Permitted Transferee(s), any reference to Borrower shall be deemed (as to the affected Mortgaged Property(ies)) to refer both to Borrower (as to any Nonrecourse Carve-Outs) and to the New Valley Permitted Transferee(s) (as to all matters) and, further, Borrower shall remain liable and responsible for all of the obligations and liabilities under the Environmental Indemnity Agreement as if Borrower continued to own the Mortgaged Property(ies). "New Valley Permitted Transferee" means on or after December 31, 1996, an entity that is a "successor," "affiliate," or "subsidiary" of Borrower (as such terms are for the purposes of this Section
6.13.1 defined below) provided such entity has joined in that certain New Valley Acknowledgment dated the date hereof and executed and delivered by Borrower. A "successor" to Borrower shall mean any Person that is a bona-fide purchaser of all or substantially all of Borrower's business and/or assets or successor by merger and/or consolidation. A "subsidiary" of Borrower shall mean any entity not less than one-half of which, and voting control, at the time shall be owned (and shall thereafter continue to be owned) by Borrower. An "affiliate" of Borrower shall mean any party that controls, is controlled by, or is under common control with, Borrower.

                        6.13.1.2 Other than the Leases, further encumber, create, assume, suffer to exist, alienate, hypothecate or grant a security interest in or grant a lien, charge or any other interest whatsoever in or with respect to any Mortgaged Property (whether superior or inferior to the liens of the Financing Documents) in favor of any Person.

If the Lenders elects to accelerate the entire balance of the Obligations on account of a violation of the Transfer Prohibition the Lenders shall have no obligation to allege or show any impairment of its security and may pursue any legal or equitable remedies for default in such payment without making any such allegation or showing.

                 6.13.2  Intentionally Deleted.

                 6.13.3 Dissolution. Dissolve, liquidate or discontinue its business;

                 6.13.4 Other Indebtedness. Incur any Indebtedness with respect to the Mortgaged Properties other than Permitted Indebtedness;

                 6.13.5 Financial Reports. Knowingly furnish, or permit any Affiliate to furnish, any material financial statement, budget, schedule, report, information, application, data, opinion, certificate, confirmation, application, affidavit, agreement or any other material at any time to the Lenders in connection with or in furtherance of this Agreement or other documents and pertaining to the Mortgaged Properties, that does not fully and fairly (in all material respects) state the matters with which they purport to deal or that misstates any material fact or, separately or in the aggregate, omits or fails to state any material fact necessary to make the statements made therein not misleading;

                 6.13.6  Intentionally Deleted.

                 6.13.7 New Leases. Enter into any Leases unless such Leases either (a) comply with the Leasing Guidelines or (b) are approved by the Lenders, such approval not to be unreasonably withheld or delayed
(notwithstanding the foregoing, Lenders have approved the Pending Leases, provided the financial terms of such Leases are not materially adversely revised from their current form on the date hereof);

                 6.13.8 Existing Leases. Amend, modify, waive, terminate or cancel or accept surrender of any Lease (except upon the default of the tenant thereunder), (a "Lease Modification"). Notwithstanding the foregoing, so long as no Event of Default has occurred and no fact or circumstance exists that, with the passage of time or the giving of notice, would constitute an Event of Default, Borrower may agree to a Lease Modification provided that it is entered into in good faith, on fair market terms and conditions, and not in contemplation of a default by Borrower under the Loan;

                 6.13.9 Rents. Discount any rents or collect any rents for a period of more than one month in advance;

                 6.13.10 Security Instruments. Execute, as debtor, any conditional bill of sale, chattel mortgage or other security instrument covering any furniture, furnishings, fixtures and equipment, intended to be incorporated in the Mortgaged Property or the appurtenances thereto, or covering articles of personal property placed in the Mortgaged Property or purchase any of such furniture, furnishings, fixtures and equipment so that ownership of the same will not vest unconditionally in the Borrower, free from encumbrances on delivery to the Mortgaged Property. The preceding prohibition shall not be deemed to apply to replacement equipment leases on comparable terms; or

         6.14 Borrower Action. Borrower shall promptly take such action as may be necessary to discharge any lien, charge or other security interest that may encumber any item of the Collateral or the Mortgaged Property in contravention of this Agreement.

         6.15    Intentionally Deleted.

         6.16 Defense of Lien. If the validity or priority of any lien of the Lenders arising under the Security Documents, or of any rights, titles, security interests or other interests created or evidenced hereby shall be challenged by any legal proceedings. Borrower shall give prompt written notice thereof to the Lenders and, at Borrower's own cost and expense, shall diligently endeavor to cure any defect that may be developed or claimed, and shall take all necessary and proper steps for the defense of such legal proceedings, and the Lenders (whether or not named as a party) is hereby authorized and empowered, upon 5 days prior notice to Borrower, if possible (unless immediate action is necessary to preserve Lender's lien), to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the rights, titles, security interests and other interests created or evidenced hereby, and all expenses so incurred of every kind and character shall be a demand obligation owing by Borrower and shall bear interest from the date of expenditure until paid at the Contract Interest Rate to the tenth day after the date of expenditure and thereafter at the Default Rate.

         6.17 Further Assurances. Borrower and, where indicated, Lenders shall promptly:

                 6.17.1 Correction of Errors. Notify each other and correct promptly, any defect, error or omission that may be discovered in the contents of this Agreement or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof;

                 6.17.2 Notice of Inaccuracies. Notify each other of any inaccuracy or breach of any representation or warranty made by the non-breaching party; and

                 6.17.3 Further Documentation. Subject to Borrower's approval (not to be unreasonably withheld or delayed), execute, acknowledge, deliver and record or file such documents or instruments (including further security agreements, financing statements, continuation statements and notices to depositories), provided that neither Borrower's rights under the Financing Documents shall be consequently reduced, nor Borrower's obligations under the Financing Documents be consequently increased, and to take such actions and do such further acts, as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of this Agreement and to subject to the security interests hereof and of the other Security Documents any property intended by the terms hereof or thereof to be covered hereby and thereby, including any renewals, additions, substitutions, replacements or appurtenances to the Collateral and/or the Mortgaged Property.

         6.18     Intentionally Deleted.

         6.19     Intentionally Deleted.

         6.20     Intentionally Deleted.

         6.21     Intentionally Deleted.

         6.22 Liens, Etc. Borrower shall not create or permit any lien on any of the Mortgaged Properties except: (a) presently existing or hereafter created liens in favor of the Lenders; and (b) Permitted Encumbrances; (c) the Leases; and (d) utility and operating easements customary for owners and operators of similar properties.

         6.23     Intentionally Deleted.

         6.24     Intentionally Deleted.

         6.25     Intentionally Deleted.

         6.26 Status Reports. Borrower shall keep the Lenders apprised, in a timely fashion and in a format reasonably acceptable to the Lenders, of the status of all Mortgaged Properties including material litigation (except for tenant eviction proceedings conducted in the ordinary course of business of Borrower), foreclosures, bankruptcies, court orders, material damage to any of the Mortgaged Properties and material insurance claims with respect to any of the Mortgaged Properties.

         6.27     SEC Filings.

                  6.27.1 Lender Consent. Borrower shall obtain the Lenders' consent, to any reference to GECC, the GECC Loan or any other transactions between Borrower and GECC that may be contained in any registration statement filed by Borrower or any Affiliate of Borrower under the Securities Act of 1933, as amended, or any report (including any prospectus) filed by Borrower or any Affiliate of Borrower under the Securities Exchange Act of 1934, as amended and any other disclosure document in connection with any public or private offering of securities by Borrower or any Affiliate of Borrower and any amendments thereof, prior to its distribution and prior to the effectiveness of any offering contemplated thereby. The Lenders' approval rights as aforesaid shall be for the Lenders' (and GECC's) own purposes only and the Lenders (and GECC) shall have no liability with respect to such materials and shall not be obligated to advise Borrower of any matters regarding such materials that may come to the Lenders' attention.

                  6.27.2 Copies of Filings. Borrower and any Affiliate shall furnish to the Lenders: (i) promptly after the filing thereof with the Securities and Exchange Commission, a copy of each report, notice or other filing, if any, by Borrower that relates to the Mortgaged Properties, GECC and/or Lenders; and (ii) a copy of each written communication that relates to the Mortgaged Properties, GECC and/or Lenders received by Borrower from or delivered by Borrower to the Securities and Exchange Commission.

         6.28     Intentionally Deleted.

         6.29 Agreements. Borrower shall perform, within all required time periods, all of its obligations and enforce all of its rights under each agreement to which it is a party that relates to the Mortgaged Properties, where the failure to so perform and enforce would have a Material Adverse Effect on the Mortgaged Properties. Borrower shall not terminate or modify in any manner adverse to it any provision of any agreement related to the Mortgaged Properties to which it is a party, which termination or modification could have a Material Adverse Effect on the Mortgaged Properties.

         6.30     Intentionally Deleted.

         6.31     Intentionally Deleted.

         6.32 Change in Accountants. In the event that Borrower at any time changes any of Borrower's Accountants with respect to the Mortgaged Properties, Borrower shall execute and deliver to such new Borrower's Accountants an Accountant Authorization substantially in the form being signed by Borrower simultaneously herewith, directing such new Borrower's Accountant to provide the Lenders with information and to respond to the Lenders' inquiries, as provided for in this Agreement.

         6.33 Effect of Payment and Performance. Upon Borrower's full payment and performance of Borrower's Obligations, the Lenders shall (i) terminate the Lenders' rights with respect to Borrower's real estate taxes, and
(ii) authorize the mailing of all future tax bills for real estate taxes, assessments, penalties, and any other charges collectible by the applicable state taxing authorities with respect to each of the Mortgaged Properties as Borrower shall direct.

         6.34 Shopping Center Use. Borrower shall use and operate each Mortgaged Property only as a retail shopping center containing: (a) retail stores; and (b) other uses of type(s) commonly found in other similarly situated shopping centers in the state where the Mortgaged Property is located ("a" and "b," together, the "Permitted Uses").

7.       EVENTS OF DEFAULT AND REMEDIES

         7.1 Definition. The occurrence of each or any of the following events shall constitute an event of default ("Event of Default") hereunder (whatever the reason for such event and whether it is voluntary or involuntary, or within or beyond the control of Borrower, or is effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Person):

                  7.1.1 Nonpayment. (a) If Lenders and Borrower enter into a Lockbox Agreement and the Lockbox Agreement is in full force and effect, then if Borrower fails to pay any sum of money when required under the Lockbox Agreement or under any of the other Financing Documents, including any failure to deposit any amounts required to be deposited into any account, when and as the Lockbox Agreement or the other Financing Documents require to make such payment or deposit, and such failure to pay or deposit continues for five Business days after notice and (b) If Lenders and Borrower did not enter into the Lockbox Agreement or the Lockbox Agreement is not in full force and effect, then, if Borrower fails to pay any sum of money when required under the Financing Documents, including any failure to pay principal and interest and to deposit any amounts required to be deposited into any account, when and as the Financing Documents require to make such payment or deposit, and such failure to pay or deposit continues for 10 days after notice;

                  7.1.2 Representations and Warranties. If any material representation or warranty made in this Agreement or any other Financing Document shall have been false or misleading in any material respect when made and same is not remedied within 30 days after notice provided, that, Lenders shall not be required to provide notice if, in Lenders reasonable discretion, same is not reasonably capable of being remedied within said 30 day period;

                  7.1.3 Nonmonetary Default. If Borrower or any obligor under any of the Financing Documents defaults in the performance of, or otherwise breaches, any agreement, obligation or covenant in the Financing Documents (other than an obligation to pay or deposit money) and such breach or default continues for 30 days after written notice to Borrower specifying such default or breach, or such longer period (but in no event longer than 180 days, or 365 days in the case of obtaining necessary certificates of occupancy which are material to the Mortgaged Properties and which certificate(s) should have been obtained prior to the date hereof because of governmental requirements or laws, subject in either case to extension for force majeure) as shall be reasonably required to cure such breach or default, so long as Borrower shall have diligently commenced curative action within 30 days of receipt of such notice and shall thereafter diligently and continuously proceed to cure such breach or default;

                  7.1.4  Financial Matters.

                         7.1.4.1  Voluntary Proceedings.  If Borrower commences
insolvency or bankruptcy proceedings, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of its creditors, or applies for or consents to the appointment of a trustee, custodian or receiver for any portion of its properties;

                         7.1.4.2  Appointment of Trustee.  If a trustee,
custodian or receiver is appointed (other than upon the application or with the consent of Borrower) for Borrower or any portion of its properties, and such appointment is not dismissed within one hundred and twenty days;

                         7.1.4.3  Involuntary Proceedings.  If any bankruptcy,
reorganization, arrangement, insolvency, readjustment, liquidation, dissolution or other proceeding for relief under any present or future bankruptcy law or laws or other statute, law or regulation for the relief of debtors is instituted against any Borrower and either (a) Borrower acquiesces in such proceedings or (b) such proceedings continue without being dismissed for one hundred twenty days after the institution thereof.

                  7.1.5 Cross-Default. The occurrence and continuance of any Event of Default or other default, beyond applicable notice and grace period (if any), under any other Financing Document.

                  7.1.6 Transfer. Any attempted transfer, assignment, or further mortgaging or encumbrance by Borrower, whether direct or indirect, of its rights, privileges or duties with respect to the Mortgaged Properties (including any of the rents, issues or profits therefrom) or under the Financing Documents which is not otherwise permitted.

                  7.1.7 Other Documents. A default (beyond any applicable notice and cure, if any) shall occur under any material agreement, document or instrument (other than a Financing Document) to which Borrower is a party or by which Borrower or any Mortgaged Property is bound, and such default would have a Material Adverse Effect.

                  7.1.8  Intentionally Deleted.

                  7.1.9 Other Financings. If Borrower or Borrower's Affiliates fail to pay any sum of money when required to be paid under any other financing documents with respect to the Mortgaged Properties which they are a party to and such failure continues beyond any applicable notice and cure periods.

         7.2 Acceleration. Upon the occurrence and continuance of any Event of Default, upon written notice to Borrower, the Lenders may declare (A) the entire outstanding principal balance of the Loan, (B) all accrued and unpaid interest on the Loan and (C) all other Obligations to be immediately due and payable, whereupon such amounts shall become forthwith due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding. Notwithstanding the foregoing, upon the occurrence of any event specified in Section 9.1.4, the Loan shall become automatically and immediately due and payable, both as to principal and all interest and other amounts due thereunder, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived. The payment due upon such acceleration shall, so long as the GECC Loan is outstanding, be made directly to GECC as described in Section 2.9.

         7.3 Additional Remedies. In addition the Lenders' rights to require immediate repayment of the Loan, upon the occurrence and continuance of an Event of Default, the Lenders also may, by written notice to Borrower, exercise any and all rights, powers or remedies in any combination whatsoever, available hereunder or under any Financing Document or otherwise at law or in equity, including:

                  7.3.1 Set-Off. The right to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by or for the account of the Lenders with respect to the Mortgaged Properties to any indebtedness at any time owing to the Lenders to the credit or for the account of Borrower against any and all of the Obligations of Borrower, irrespective of whether the Lenders shall have made any demand under this Agreement, the Note(s) or any other Financing Documents. The Lenders agree to notify Borrower promptly after any such set-off and application made by the Lenders, provided that the failure to give such notice shall not affect the validity of such set-off and application or entitle Borrower to any other rights or remedies;

                  7.3.2 UCC Remedies. The right to exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Borrower expressly agrees that in any such event the Lenders, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Borrower or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, grant options to purchase, or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange broker's board or at any of the Lenders' offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender(s) shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Borrower, which right or equity is hereby expressly waived and released. Borrower recognizes that the Lenders may be unable to effect a public sale of certain of the Collateral by reason of the provisions contained in the Securities Act of 1933, as amended, and applicable state securities laws, and therefore may be compelled to resort to one or more private sales to a restricted group of purchasers. Borrower acknowledges that such private sales may result in prices and other terms less favorable to the seller than if such sales were public, and agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Borrower further agrees, at Lenders' request, to assemble the Collateral, make it available to the Lenders at places that the Lenders shall select that shall be reasonably convenient to the Lenders and Borrower, whether at Borrower's premises or elsewhere. The net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of the Lenders hereunder, including reasonable attorneys' fees and legal expenses, shall be applied by the Lenders to the payment in whole or in part of the Obligations, in such order as the Lenders may elect, and only after the payment by the Lenders of any other amount required by any provision of law, including UCC Section 9-504(l)(c), need the Lenders account for the surplus, if any, to Borrower. To the extent permitted by applicable law, Borrower waives all claims, damages, and demands against the Lenders arising out of the repossession, retention or sale of the Collateral. Borrower agrees that the Lenders need not give more than 10 business days' notice (which notification shall be deemed given when delivered by hand or reputable overnight courier to Borrower at its address in the opening paragraph of this Agreement) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters;

                  7.3.3 Real Property Foreclosure. The right to foreclose or exercise the Trustee's power of sale, and to sell, in accordance with the applicable laws of the respective jurisdictions in which the Mortgaged Properties are located, any portion of the Collateral consisting of real property at public auction, upon such terms and conditions, in such parcels, at such times and places, and after such previous public advertisement as the Lenders shall deem advantageous and proper and as required by all applicable laws, and to convey any item of the Collateral, upon compliance with the terms of the sale thereof, to and at the cost of the purchaser or purchasers thereof (who shall not be required to see to the application of the purchase money paid by such purchaser or purchasers) and to hold and apply the proceeds of sale of any item of such Collateral, which proceeds are to be applied in accordance with the provisions of any applicable law, but in the absence thereof, as follows: first, to pay all costs, charges and expenses incurred by the Lenders in connection with the sale of such item of Collateral, including the cost, if any, of obtaining possession of such item or of conducting any sale of such item of Collateral (at which Borrower or any Affiliate of Borrower may bid and be the purchaser for cash of such item), including reasonable counsel fees to the attorneys representing the Lenders; second, to discharge all taxes, levies and assessments, with costs and interest relating thereto if they have priority over the lien of the security interest granted in the Security Documents or this Agreement; third, to pay the Obligations secured by the Security Documents, with interest and other charges accrued thereon; and fourth, to pay the remainder, if any, of the proceeds to the party legally entitled thereto or its assigns; provided, however, that Borrower's right to receive such remainder shall not be limited by any inheritance, devise, conveyance, assignment or lien of or upon Borrower's equity, without actual notice thereof prior to distribution;

                  7.3.4 Possession of Collateral. The right to take possession of the Collateral or any part thereof, at any time, after applicable notice and cure periods and without regard to the adequacy or inadequacy of the Collateral as security for the debt secured hereby or the solvency of Borrower or any other party or parties liable for the payment of such debt, and to perform any acts, including the rental, management and operation of any part or all of the Collateral that the Lenders deems necessary or advisable in order to conserve the Collateral, and to collect and receive all rents, issues and profits relating to the Collateral, including those past due as well as those accruing thereafter. The Lenders shall be entitled as a matter of right, without regard to the value of the Collateral as security for the amount due or the solvency of Borrower or any other party or parties liable for the payment of such amount, upon at least ten business days' prior written notice to Borrower, but without any other notice to Borrower or to any other party or parties (the right to any such other notice being hereby expressly waived) (unless otherwise required by law), to the appointment of a receiver with full and complete power and authority to enter upon the premises relating to any item of Collateral, to employ security guards to protect any improvements thereon from depredation, damage or injury and to preserve and protect the personal property therein, to continue any and all outstanding contracts, or, at the Lenders' sole option, to enter into a new contract or contracts for the construction and completion of any improvements thereon, to use the architects' and engineers' plans, drawings and specifications therefor, and to pay or discharge all debts, obligations and liabilities incurred thereby and all mechanics' or other liens affecting the Collateral. The Lenders or any receiver appointed in accordance herewith also may take possession of, and for these purposes use, any and all personal property included in the

Collateral and owned and used by Borrower in the operation, construction, marketing, sale, rental or leasing thereof or any part thereof. The reasonable expenses (including the Lenders' and receiver's fees, reasonable counsel fees and out of pocket costs and agent's compensation) incurred pursuant to the powers herein contained shall be secured hereby. After payment of all such costs and expenses, the Lenders or receiver shall apply all rents and other proceeds collected by the Lenders or receiver to reduce the Obligations secured hereby in such order as the Lenders determine. The right to enter and take possession of the Collateral, to manage, operate and deal with the same, to collect the rents, issues and profits thereof, whether by a receiver or otherwise, shall be in addition to, and not in limitation of, any other right or remedy hereunder or afforded by law, and may be exercised concurrently with any such other right or remedy or independently hereof. The Lenders and any receiver (as the case may be) shall be liable to account only for rents and profits, and other proceeds actually received, respectively, by the Lenders and such receiver;

                  7.3.5 Delivery of Collateral. Upon the occurrence and continuance of an Event of Default, Borrower shall at the Lenders' request promptly deliver to the Lenders all Collateral, if any, in the possession or control of Borrower;

                  7.3.6 Miscellaneous. Upon the occurrence and continuance of an Event of Default, each of the Lenders may immediately, and without expiration of any grace period beyond that required to create an Event of Default, enforce payment of all Obligations of Borrower and exercise any and all remedies granted to it hereunder and under any other Financing Document. If, at any time after the principal of the Notes shall have become due and payable as a result of any declaration of acceleration and before any judgment or decree for the payment of the monies so due, or any part thereof, shall have been entered, all obligations of Borrower incurred hereunder and under all other Financing Documents then owed to each of the Lenders (except that portion of the principal of the Notes that by such declaration shall have become payable) shall have been duly paid, and every other default and Event of Default shall have been made good, waived or cured, then and in every such case each of the Lenders may, by written notice to Borrower (at the Lenders' sole and absolute option, with each of the Lenders being under no obligation whatsoever), rescind and annul such declaration and its consequences; provided, however, that no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

         7.4      No Oral Waivers.

                  7.4.1 Generally. Borrower acknowledges that this Agreement and any other Financing Document can be extended, modified or amended only in writing executed by the Lenders and that none of the rights or benefits of the Lenders can be waived permanently except in a written document executed by the Lenders. Borrower further acknowledges that no officer or administrator of the Lenders has the power or the authority from the Lenders to make an oral extension or modification or amendment of any such instrument or agreement on behalf of the Lenders.

                  7.4.2 State of Washington. The provisions of this paragraph shall only apply with respect to Mortgaged Property located in the State of Washington. BORROWER AND THE LENDERS HEREBY ACKNOWLEDGE THAT ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER THE LAWS OF THE STATE OF WASHINGTON.

8.       INTENTIONALLY DELETED

9.       NONRECOURSE

         9.1 Generally. Anything contained herein, in the Mortgage, the Assignment, the Notes or in any of the other Financing Documents to the contrary notwithstanding, no recourse shall be had for the performance of any of Borrower's obligations under any of the Financing Documents including, without limitation, the payment of the principal, or interest or premium, if any, and/or any other charges of any nature arising out of the Loan, or any of the Financing Documents, or for any deficiency with respect to principal, or interest or premium, owing on and any other charges arising out of the Loan against (i) Borrower, Borrower's Affiliates, or any of Borrower's shareholders; (ii) any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of any partner of Borrower (together with any predecessor or successor corporation); or (iii) any legal representative, heir, estate or successor of any thereof (collectively, the "Exculpated Parties"); provided, however, that the foregoing limitations shall not be construed so as to exonerate or exculpate the Borrower from any liability relating to the Nonrecourse Carve-Outs as defined below.

         9.2     Nonrecourse Carve-Outs. Notwithstanding the provisions of
Section 10.1, Borrower shall have full personal liability and shall not be exonerated or exculpated from, the payment of all losses or damages, liabilities and expenses suffered, sustained or incurred by each of the Lenders as a result of or arising out of, in connection with, directly or indirectly, or resulting from any of the following matters (such liability and such matters from which such liability arises, collectively, the "Nonrecourse Carve-Outs"): (a) misappropriation of insurance proceeds, condemnation awards or security deposits in violation of applicable law or the provisions of the applicable Mortgage; (b) following the occurrence and continuation of an Event of Default, Borrower's attempts to interfere with each of the Lenders' rights under the Assignment of Leases (but Borrower may bring an independent action to contest Lenders' exercise of such rights); (c) the failure of Borrower to apply proceeds of rents and other income of the collateral toward the costs of maintenance and operation of the Mortgaged Properties and to the payment of taxes, lien claims, insurance premiums and debt service and other indebtedness to the extent the applicable Mortgage or other Financing Documents require such taxes, lien claims and other items to be paid; (d) Borrower's collection of rentals for periods of more than three months in advance under any Leases except to extent proceeds thereof are applied as in (c); (e) statutory liability for willful damage or destruction to the Mortgaged Properties, or to the electrical, plumbing, heating or air conditioning systems or elevators of the Mortgaged Properties, except as a result of casualty or condemnation or permitted alterations or improvements; (f) any claims, actions, proceedings and suits initiated by Borrower (or any party empowered to act on behalf of Borrower) alleging that the relationship of Borrower and the Lenders is that of joint venturers, partners, tenants in common, joint tenants or any relationship other than that of debtor and creditor (except the relationship of purchaser and seller to the extent of the seller-purchaser relationship existing pursuant to the Purchase and Sale Agreement, dated the date hereof, between the Lenders and Borrower) or
(g) any claim, demand, order, consent decree, settlement, judgment or verdict arising from the manufacture, deposit, storage, disposal, burial, dumping, injecting, spilling, leaking or other placement or release in, on or about any Mortgaged Property of a hazardous or toxic waste, waste product or substance as defined in 42 U.S.C. Section 9601 or as defined in any other statute, rule or regulation governing such wastes, waste products or substances, to the extent that Borrower is liable therefor under the separate Environmental Indemnity Agreement from Borrower to Lenders of even date herewith.

         9.3 Lenders' Security. The foregoing limitations on Borrower's and any other person's personal liability shall not impair the validity of the Loan, the Notes, the lien of the Mortgage or the security interest of each of the Lenders in the Mortgaged Properties, or the right of each of the Lenders as mortgagee or secured party to foreclose and/or enforce the lien of the Mortgage against the Mortgaged Properties or any part thereof after an Event of Default or against the tenants under the Leases and the profits of the Mortgaged Properties, or the right of each of the Lenders to enforce the provisions of the Assignment of Rents and Leases, against any of the tenants under the Leases and the profits of the Mortgaged Properties at any time as therein provided.

         9.4 Guaranties and Other Rights. If any person(s) shall have guaranteed all or part of the Loan or any of Borrower's obligations with respect thereto by separate written guaranty or in the event any person or entity shall have indemnified the Lenders with respect to the Loan by separate written indemnity, none of the foregoing limitations on Borrower's or any other person's personal liability for payment of principal and interest shall modify, diminish or discharge the personal liability of any such guarantor or indemnitor as set forth in such written guarantee or indemnity.

         9.5 Bankruptcy; Continued Security. Without affecting the limitations hereunder on Borrower's liability, nothing in this Article 9 shall be deemed to be a waiver of any right that the Lenders may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Reform Act of 1978 or under any other bankruptcy law of the United States or the State of New York to file a claim for the full amount of the debt owing to the Lenders by Borrower or to require that all of the Mortgaged Properties shall continue to secure all of the indebtedness owing to the Lenders in accordance with this Loan Agreement, the Notes, the Mortgages, the Senior Assignment of Rents the Subordinate Assignment of Rents and any of the other Financing Documents.

         9.6     Intentionally Deleted.

         9.7 Definition. This Article 9, considered in its entirety, is sometimes referred to as the "Nonrecourse Clause."

10.      MULTIPLE NOTES

         10.1 Multiple Mortgages and Notes. Borrower acknowledges, represents and warrants the following:

                  10.1.1 Amounts of Notes. The amount of each Note represents a reasonable allocation of the Loan, taking into account the value and the allocated purchase price of each Property which was acquired by Borrower and financed by the Lenders.

                  10.1.2  Intentionally Deleted.

                  10.1.3 Separate Foreclosures. Borrower desires and intends that the Note and Senior Mortgage secured by such Note may be enforced (by foreclosure or otherwise) separately from the other Notes and corresponding Senior Mortgages.

                  10.1.4 Insolvency. Notwithstanding the foregoing, the Loan constitutes the obligation of Borrower. However, because of the operation of the Nonrecourse Clause, Borrower acknowledges that as a practical matter the amount of Borrower's liability with respect to the Loan cannot exceed the value of Borrower's assets and thus the Loan cannot render Borrower insolvent.

         10.2 Separate Exercise of Remedies. The Lenders may exercise remedies against each Mortgaged Property separately, whether or not the Lenders exercise remedies against the other Mortgaged Properties. Any failure or inability of the Lenders to enforce Borrower's obligations against any Mortgaged Property shall not in any way limit the Lenders' right to enforce the obligations against any other Mortgaged Property . If a Lender forecloses or exercises similar remedies under any one or more Senior Mortgage(s), then such foreclosure or similar remedy shall be deemed to reduce the balance of the Loan only to the extent of the cash proceeds actually realized by such Lender from such foreclosure or similar remedy, regardless of the effect of such foreclosure or similar remedy on the Note(s) actually secured by such Senior Mortgage(s) under the applicable state law. If the Lenders accept a deed in lieu of foreclosure of any one or more Mortgaged Properties from Borrower, then such acceptance shall not be deemed to diminish Borrower's liability for the full amount of the Obligations, except to the extent that the Lenders agree otherwise in writing.

         10.3 Waivers. Without notice to, or consent by, Borrower, and in the Lenders' sole and absolute discretion and without prejudice to the Lenders or in any way limiting or reducing Borrower's liability for the Obligations, the Lenders may: (a) grant extensions of time, renewals or other indulgences or modifications to Borrower under any of the Financing Document(s), (b) agree with Borrower to change the rate of interest under the Loan, (c) agree with Borrower to change, amend or modify any Financing Document(s), (d) sell, exchange, release or exercise remedies with respect to any or all Collateral, (e) accept or reject additional Collateral, (f) discharge or release any party or parties liable under the Financing Documents, (g) foreclose or otherwise realize on any Collateral, or attempt to foreclose or otherwise realize on any Collateral, whether such attempt is successful or unsuccessful, and whether such attempt relates to some or all or only some portion of the Collateral, (h) accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy, insolvency or similar proceeding, (i) make other or additional loans to Borrower in such amount(s) and at such time(s) as the Lenders may determine, and (j) credit payments in such manner and order of priority to principal, interest or other obligations as the Lenders may determine in its discretion except as otherwise provided in this Agreement. Without limiting the generality of the foregoing, Borrower's liability for the Obligations shall continue even if the Lenders and Borrower alter any obligations under the Financing Documents in any respect or the Lenders' or Borrower's remedies or rights against Borrower are in any way impaired or suspended without Borrower's consent. If the Lenders perform any of the actions described in this paragraph, then Borrower's liability shall continue in full force and effect.

         10.4 Waivers of Rights and Defenses. Borrower waives any right to require the Lenders to (a) proceed against any particular Mortgaged Property or in any particular order of realization, (b) proceed against or exhaust any Mortgaged Property, or (c) pursue any other right or remedy. Borrower agrees that the Lenders may proceed against Borrower with respect to the Obligations without taking any actions against Borrower and without proceeding against or exhausting any Mortgaged Property. Borrower agrees that the Lenders may unqualifiedly exercise in its sole discretion any or all rights and remedies available to Lenders against Borrower without impairing Lenders' rights and remedies in enforcing the Obligations, under which Borrower's liabilities shall remain independent and unconditional. To the extent that any of the Lenders collect or receive any sums or payments from Borrower or any Collateral, Borrower agrees that the Lenders shall have the right, but not the obligation, to apply such amounts first to that portion of Borrower's indebtedness and obligations that is not secured by the Senior Mortgage, regardless of the manner in which any such payments and/or amounts are otherwise characterized.

         10.5 Additional Waivers. Borrower waives diligence and all demands, protests, presentments and notices of every kind or nature except notices of default, notices to cure and notices that, in any of the foregoing cases, are either required by law or by the Financing Documents, including notices of protest, dishonor, nonpayment, acceptance of the Obligations and the creation, renewal, extension, modification or accrual of any of the Obligations. No failure or delay on the Lenders' part in exercising any power, right or privilege under the Financing Documents shall impair or waive any such power, right or privilege.

         10.6 Full Knowledge. Borrower acknowledges, represents and warrants that Borrower has had a full and adequate opportunity to review the Financing Documents, the transaction contemplated by the Financing Documents and all underlying facts relating to such transaction. Borrower represents and warrants that Borrower fully understands: (a) the remedies the Lenders may pursue against Borrower in the event of a default under the Financing Documents, (b) the value (if any) of any Collateral, and (c) Borrower's financial condition and ability to perform under the Financing Documents. Borrower agrees to keep itself fully informed regarding all aspects of Borrower's financial condition and the performance of the Obligations. Borrower agrees that the Lenders have no duty, whether now or in the future, to disclose to Borrower any information pertaining to Borrower or any Collateral except in their capacity as Sellers pursuant to the Contract of Sale.

         10.7 Deferral of Subrogation and Contribution. Borrower agrees it shall have no right of subrogation against the Lenders and no right of subrogation against any Collateral, unless and until: (a) such right of subrogation does not violate (or otherwise produce any result adverse to the Lenders under) any applicable law, including any bankruptcy or insolvency law; and (b) all amounts due under the Financing Documents have been paid in full and all other performance required under the Financing Documents has been rendered in full to the Lenders and all Obligations have been paid and performed and the Lenders have released, transferred or disposed of all of its right, title and interest in all Collateral (such deferral of Borrowers' subrogation and contribution rights, the "Subrogation Deferral").

         10.8 Effect of Invalidation. To the extent that a court of competent jurisdiction determines that Borrower's Subrogation Deferral is void or voidable for any reason, Borrower agrees that Borrower's rights of subrogation against the Lenders and Borrower's right of subrogation against any Collateral shall at all times be junior and subordinate to the Lenders' rights against Borrower and the Lenders' right, title and interest in such Collateral.

         10.9 Definitions. For purposes of the foregoing, the term "Insolvency Laws" means all applicable state and federal laws governing bankruptcy, reorganization, insolvency of debtors, or the rights of creditors generally, including laws relating to fraudulent conveyances and fraudulent transfers.

         10.10   Intentionally Deleted.

         10.11   Intentionally Deleted.

         10.12 Lenders' Disgorgement of Payments. Upon payment of all or any portion of the Obligations, Borrower's obligations under the Financing Documents shall continue and remain in full force and effect if all or any part of such payment is, pursuant to any bankruptcy, insolvency or similar proceeding or otherwise, avoided or recovered directly or indirectly from the Lenders as a preference, fraudulent transfer or otherwise, irrespective of (a) any notice of revocation given by Borrower prior to such avoidance or recovery, or (b) payment in full of the Loan. Borrower's liability under the Financing Documents shall continue until all periods have expired within which the Lenders could (on account of bankruptcy or insolvency proceedings, whether or not then pending, affecting Borrower, or any other person) be required to return or repay any amount paid at any time on account of the Obligations. If, in any such proceeding, any party seeks to require the Lenders to disgorge or repay any payments previously made by Borrower to the Lenders, then Borrower shall be obligated to pay the Lenders, within ten business days after the Lenders' written request, an amount equal to the amount adjudicated to be disgorged or repaid.

         10.13 Assignment. Upon satisfaction of all Obligations hereunder by Borrower, Borrower may at its option receive in lieu of satisfaction of Mortgages, an assignment of such Mortgages without representation, warranty or recourse of any kind or nature.

11.      MISCELLANEOUS

         11.1 Term of Agreement. This Agreement shall continue in full force and effect, and the security interests granted hereby and the duties, covenants and liabilities of Borrower hereunder and all the terms, conditions and provisions hereof relating thereto shall continue to be fully operative until the Notes have been paid in full and all Obligations have been paid or satisfied in full. Wherever the Financing Documents refer to the "term" of the Loan or of the Financing Documents, such reference shall be deemed to refer to the period from the Closing Date until this Agreement has terminated pursuant to the preceding sentence.

         11.2 Subordination, Attornment and Non-Disturbance. With respect to Leases entered into with tenants prior to the date hereof Lenders shall enter into a subordination, attornment and nondisturbance agreement(s) as required under such applicable Lease(s). In addition, the Lenders agrees to (i) enter into a Subordination, Attornment and Non- Disturbance Agreement with any New Tenant under a New Lease that satisfies the Leasing Guidelines and (ii) enter into a Subordination, Attornment and Nondisturbance Agreement with any New Tenant that is a credit tenant (as determined by Lenders in their reasonable discretion taking into consideration the terms and conditions of such Lease), and such credit tenant is leasing at least 5,000 rentable square feet and otherwise satisfies the Leasing Guidelines and (iii) not unreasonably refuse to enter into a Subordination, Attornment and Non-Disturbance Agreement with any other tenant under a New Lease.

         11.3 Effectiveness of Representations and Warranties. All representations and warranties made by Borrower in the Financing Documents shall survive the execution and delivery of this Agreement and the Notes.

         11.4    Expenses and Attorneys' Fees.

                 11.4.1 Closing Costs. If the transactions contemplated by this Agreement are consummated or completed, Borrower shall pay (i) Borrower's legal fees in connection with the preparation of this Agreement and other Financing Documents and the consummation of the transactions contemplated herein and therein, (ii) Lenders' mortgagee title insurance premium, fees and expenses and the reasonable cost of affirmative insurance and endorsements for the state in which the Property is located, (iii) all costs to record documents and instruments required by this Agreement, and all mortgage, documentary, recording and other similar taxes and expenses relating to the Loan or the Financing Documents.

                 11.4.2 Post Closing Costs. If, at any time or times, regardless of the existence of an Event of Default (except with respect to clauses (iii) and (iv) below, which shall be subject to an Event of Default having occurred and be continuing), the Lenders shall employ counsel or other advisors for advice or other representation or shall incur reasonable legal or other costs and expenses in connection with:

                 (i) any amendment, modification or waiver, or consent with respect to, any of the Financing Documents (unless or except to the extent such amendment, modification, waiver or consent is being made at Lender's request for Lender's benefit);

                  (ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Mortgaged Properties, any of the Financing Documents or any other agreements to be executed or delivered in connection herewith, unless Borrower prevails against the Lenders therein;

                  (iii) any attempt to enforce any rights of the Lenders against Borrower, or any other Person, that may be obligated to the Lenders by virtue of any of the Financing Documents, unless Borrower prevails against the Lenders therein; or

                  (iv) any attempt to verify, protect, collect, sell, liquidate or otherwise dispose of the Mortgaged Properties; or

                  (v) any exercise of remedies, collection of amounts due under any of the Financing Documents, or protection of the security for the obligations, or the enforcement of any covenant or agreement by Borrower, under the Notes or other Financing Documents, unless Borrower prevails against the Lenders therein;

then, and in each and any such event, the reasonable attorneys' and other parties' fees actually and necessarily arising from such services, including those of any trial court proceedings, appellate proceedings, bankruptcy proceedings, arbitration proceedings and mediation proceedings and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section shall be payable, on demand, by Borrower to the Lenders and shall be additional Obligations (except to the extent that Borrower prevails against the Lenders in any action commenced in connection with the foregoing in which case all such costs incurred shall be borne by the Lenders and shall not be deemed to be additional Obligations of Borrower under this Agreement or any other Financing Document). Without limiting the generality of the foregoing, such reasonable expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' fees, costs and expenses; expert witness fees and appraisers' fees; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services, each of which expense, cost, charge or fee shall be reasonable. All such costs, charges, expenses and fees shall be payable on demand and subject to Late Charges.

         11.5 Agents, Etc. Each of the Lenders may exercise any or all of the Lenders' rights or remedies under the Financing Documents through any agent, representative, designee, nominee, or subsidiary as designated by the Lenders' from time to time.

         11.6 No Lenders Obligations. Notwithstanding anything to the contrary in any Financing Document, Borrower shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it with respect to all Collateral, all in accordance with and pursuant to the terms and provisions of the Collateral. The Lenders shall have no obligation or liability under the Collateral by reason of or arising out of this

Agreement (except the obligation to act in good faith with respect to the Collateral) or the assignment by Borrower to the Lenders of, or the receipt by the Lenders of any payment relating to, the Loan pursuant to the Financing Documents. The Lenders shall not be required or obligated in any manner to perform or fulfill any of the obligations of Borrower under or pursuant to the Loan, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any Borrower, or to present or file any claim or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to Borrower or to which Borrower may be entitled at any time or times.

         11.7 Parties. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include each of such parties individually as well as in the aggregate and to include the successors and assigns of each such party, and all representations, covenants, provisions and agreements made by or on behalf of Borrower in this Agreement shall inure to the benefit of the successors and assigns of the Lenders; provided, however, that without the written consent of the Lenders, Borrower shall neither assign nor delegate any of its rights, privileges or duties arising under this Agreement, other than as set forth herein, and any such attempted or purported assignment or delegation without such prior written consent shall be null and void ab initio.

         11.8 Notices. Unless otherwise provided for herein, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered, if sent by registered or certified mail (return receipt requested), (b) when delivered, if delivered personally, or (c) on the following Business Day, if sent by overnight mail or overnight courier, in each case to the parties at the following addresses (or at such other addresses as shall be specified by like notice, but Borrower and all Borrowers shall at all times and in all cases have the same address and the same designated notice recipient(s), all of which may be changed simultaneously by appropriate notice):

                 11.8.1  Lenders.  If to Lenders, at:

                         c/o Apollo Real Estate Advisors, L.P.
                         1301 Avenue of the Americas, 38th Floor
                         New York, New York 10019
                         Attention: William S. Benjamin

                         with a copy to:

                         Schulte, Roth & Zabel
                         900 Third Avenue
                         New York, New York  10022
                         Attention: Lester M. Bliwise Esq.

                 11.8.2  Borrower.  If to Borrower, at:

                           New Valley Corporation
                           100 S.E. Second Street, 32nd Floor
                           Miami, Florida  33131
                           Attention:  Richard J. Lampen, Esq.

                           with copy to:

                           c/o Dreyer and Traub LLP
                           101 Park Avenue
                           New York, New York 10178
                           Attention:  Gerald N. Schrager, Esq.

The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication within any corporation or firm to the persons designated to receive copies thereof shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         11.9    Borrower and Lender Communications.

                 11.9.1 Borrower's Communication. If any Lender receives any requisition, notice, approval, request or other communication from Borrower's Representative or from Borrower, or any Affiliate of Borrower, or from any Person purporting to act on behalf of any of the foregoing, or from any attorney known to the Lenders, to represent Borrower (a "Borrower Communication"), then:
(a) Borrower's Communication shall bind Borrower for all purposes; (b) the Lenders may rely on such Borrower Communication for all purposes; and (c) the Lenders may treat any Borrower Communication as having been given by Borrower.

                 11.9.2 Lender's Communication. If Borrower receives any requisition, notice, approval, request or other communication from a Person purporting to act on behalf of the Lenders, or from any attorney purporting to represent the Lenders (a "Lender Communication"), Borrower, upon verification with Borrower's account manager for this Loan, that such Person is indeed authorized to act on behalf of the Lenders or that such attorney is indeed authorized to represent the Lenders, may rely on such Lender Communication for all purposes and may treat such Lender Communication as having been given by all the Lenders.

         11.10 Amendments. This Agreement, including all Financing Documents, and all Exhibits and Schedules to the foregoing, and other agreements referred to herein and therein cannot be changed or terminated orally, and shall be deemed effective as of the date they are accepted by the Lenders at its offices above set forth. No amendment or waiver of any provision of this Agreement, the Notes or any related document shall be effective unless the same shall be in writing and signed by the party against whom such amendment or waiver is to be enforced, and then such waiver and consent shall be effective only in the specific instance and for the specific purpose for which given.

         11.11 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS (AND NOT THE LAWS RELATING TO CONFLICT OF LAWS) OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE SAME MAY BE SUPERSEDED BY FEDERAL LAW; PROVIDED HOWEVER, THAT WITH RESPECT TO THE PROVISIONS HEREIN THAT RELATE TO THE PERFECTION, PRIORITY OR ENFORCEMENT OF LIENS ON THE MORTGAGED PROPERTY, THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION IN WHICH SUCH MORTGAGED PROPERTY IS LOCATED. THE CREATION, PERFECTION AND MAINTENANCE OF THE LIEN OF EACH SENIOR MORTGAGE AND EACH SUBORDINATE MORTGAGE AND THE ENFORCEMENT OF EACH SENIOR MORTGAGE AND EACH SUBORDINATE MORTGAGE SHALL BE GOVERNED, CONSTRUED AND INTERPRETED BY THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY COVERED BY THE SENIOR MORTGAGE OR THE SUBORDINATE MORTGAGE, AS THE CASE MAY BE, IS LOCATED. EACH SENIOR ASSIGNMENT OF LEASE AND EACH SUBORDINATE ASSIGNMENT OF LEASE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY COVERED BY THE SENIOR ASSIGNMENT OF LEASE OR THE SUBORDINATE ASSIGNMENT OF LEASE, AS THE CASE MAY BE, IS LOCATED.

         11.12 Joint and Several. If Borrower consists of more than one Person, then the liability of all such Persons shall be joint and several, and each such Person shall be fully liable for all obligations of Borrower, subject in each case to any applicable Nonrecourse Clause. For purposes of the foregoing, every reference to "Borrower" or comparable terms in the Financing Documents shall be interpreted as if it referred to "Borrower and, except where the context requires otherwise, each and every Borrower jointly and severally."

         11.13 Brokerage Indemnification. Borrower and Lenders hereby agree to indemnify, defend and save harmless the other from and against any and all loss, liability, expense or damage of any kind or nature and from any suits, claims, or demands, including legal fees and expenses on account of brokerage commissions or finder's fees claimed by any broker or other party in connection with the transactions contemplated hereby if such claim or claims are based in whole or in part on dealings or agreements with the indemnifying party.

         11.14   Jury Trial Waiver; Jurisdiction.

                 11.14.1 Jury Trial. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE THAT MAY ARISE OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY MATTER RELATED THERETO OR BY REASON OF ANY OTHER CAUSE OR DISPUTE OF ANY KIND OR NATURE BETWEEN BORROWER AND THE LENDERS.

                 11.14.2 New York Jurisdiction. Borrower and the Lenders hereby agree that any state or federal court sitting in the County of New York, State of New York or, at the option of the Lenders, any court in which the Lenders (or any of them) shall initiate legal or equitable proceedings that has subject matter jurisdiction over the matter in controversy, shall have jurisdiction to hear and determine any claims or disputes between Borrower and the Lenders pertaining directly or indirectly to this Agreement or to any matter arising therefrom. Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts, hereby waiving personal service of the summons and complaint, or other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers, may be made by registered or certified mail addressed to Borrower at the address of Borrower set forth in this Agreement, with simultaneous copies by the same means to those persons entitled to receive copies of notices under this Agreement. Should Borrower fail to appear or answer any summons, complaint, process or papers so served within 30 days after the mailing thereof, it shall be deemed in default and an order or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The choice of forum set forth in this paragraph shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce the same in any appropriate jurisdiction. To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise), Borrower unconditionally and irrevocably waives such immunity in respect of its obligations under this Financing Agreement, the Notes and/or the Financing Documents. The foregoing consent, in advance, to the jurisdiction of the above mentioned courts is a material inducement for the Lenders to make the Loan.

         11.15 Conflicts. In the event of any conflict between the provisions of this Agreement and those of any of the other Financing Documents, other than the Notes, or any other agreement relating to the Loan, the provisions of this Agreement shall govern, except as otherwise indicated herein.

         11.16 Date of Performance. If the date for the performance of any term, provision or condition (monetary or otherwise) under the Loan or this Agreement shall happen to fall on a day that is not a Business Day, then the date for the performance of such term, provision or condition shall be extended to the next succeeding Business Day immediately thereafter occurring, with interest on the Principal Amount at the Interest Rate provided in this Agreement to such next succeeding Business Day if such term, provision or condition shall result in the extension of any monetary payment due to the Lenders.

         11.17 Power of Attorney. Borrower hereby makes, constitutes and appoints Lenders (and each of them) the true and lawful agent and attorney-in-fact of Borrower, with full power of substitution if an Event of Default has occurred and is continuing to endorse Borrower's name on any financing statements. The power of attorney granted under this paragraph is coupled with an interest and shall be irrevocable until all Obligations have been paid in full. The Lenders shall give Borrower notice of the Lenders' intention to exercise its rights described in this paragraph after any Event of Default but only to the extent that such notice is required by applicable law.

         11.18 No Waiver; Remedies. No failure on the part of the Lenders to exercise, and no delay by the Lenders in exercising, any right under this Agreement, the Notes or any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement or any related document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement, the Notes and the Financing Documents are cumulative and not exclusive of any remedies provided by law.

         11.19 Severability. Whenever possible, each provision of this Agreement and the Financing Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Financing Documents shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement and the Financing Documents.

         11.20 Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Lenders; therefore, Borrower agrees that the Lenders, if the Lenders so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         11.21   Relationship of Parties.

                 11.21.1 Lender's Role. This Agreement provides for the making of a purchase money loans by the Lenders, in its capacity as a lender, to Borrower, in its capacity as a borrower, and for the payment of interest and repayment of principal by Borrower to the Lenders. The relationship between the Lenders and Borrower is limited to that of creditor/secured party and debtor/borrower and seller/purchaser. The provisions herein for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of the Lenders to protect its interests as creditor in assuring payments of interest and repayment of principal, and nothing contained in this Agreement shall be construed as permitting or obligating the Lenders to act as a financial or business advisor or consultant to Borrower, as permitting or obligating the Lenders to control Borrower or to conduct Borrower's operations, as creating any fiduciary obligation on the part of the Lenders to Borrower or as creating any joint venture, partnership, agency, or other relationship between the parties hereto other than as explicitly and specifically stated or referred to in this Agreement. Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein, including the provisions in this Agreement relating to waiver of trial by jury and choice of forum. Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to apply to the Lenders for credit and to execute and deliver this Agreement.

                  11.21.2 No Partnership. In no event shall the Lenders be considered a partner or joint venturer with Borrower or a beneficiary of Borrower, by virtue of making the Loan, entering into this Agreement, accepting the Notes, or any of the other Financing Documents or accepting payments thereunder or exercising any rights thereunder. Nothing contained in this Agreement or any other Financing Document is intended, nor shall it be construed, to render either Borrower or the Lenders liable or responsible for the debts or obligations of the other. The Lenders' rights of approval, prior consent, comment or review set forth in this Agreement or any other Financing Documents are provided solely for the purpose of protecting the Lenders' security interest in its lien upon the Collateral and to assure the Lenders that it shall receive accurate and fair payment of all principal and interest payable to it. All conditions to the obligations of the Lenders set forth in this Agreement and all Financing Documents and all rights of the Lenders set forth herein are imposed solely and exclusively for the benefit of the Lenders and its assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lenders shall enforce any of its rights hereunder. Any or all of such conditions and rights may be freely waived in whole or in part by the Lenders at any time if in its sole discretion the Lenders considers it advisable to do so. Without limitation of the foregoing, the Lenders are not and shall not be considered such a partner or joint venturer on account of the Lenders becoming a mortgagee in possession or exercising any other remedial rights under this Agreement or any Financing Document or available at law or in equity.

         11.22 Interpretation. This Agreement shall not be interpreted "for" or "against" either party, both parties recognizing that this Agreement has been reviewed and negotiated by sophisticated business persons represented by competent counsel. All section headings have been inserted for convenience of reference only and shall not affect any construction or interpretation of this Agreement. All exhibits attached to this Agreement are incorporated by reference in, and made a part of, this Agreement. Wherever this Agreement refers to any document, such reference shall refer to such document together with all amendments, modifications, extensions, renewals, restatements, replacements, and substitutions thereof, except (at Lender's option) any of the foregoing that are not expressly permitted by the Financing Documents or otherwise do not comply with the Financing Documents. Terms defined in the plural or the singular may be used in the singular or the plural and shall have the same meaning in either case, all in accordance with normal principles of English grammar. Words such as "include," "including," and "such as" shall be interpreted in each case as if followed by the words "without limitation," except where the context clearly requires otherwise. The phrase "not to be unreasonably withheld" shall be interpreted in each case as if followed by the words "and not unreasonably delayed or conditioned," except where the context clearly requires otherwise. The phrase "to Borrower's knowledge" or words of similar import shall in each case mean to the actual knowledge of Borrower's counsel and Howard Lorber.

         11.23 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         11.24 Usury Savings. Notwithstanding anything in this Agreement or in any other Financing Document to the contrary, no provision of this Agreement or of any Financing Document shall require the payment, or permit the collection, of interest or fees to the extent that receipt of such interest or fees would be contrary to the provisions of any applicable law limiting the maximum rate of interest or fees that may be charged or collected by the Lenders or cause the Lenders to collect interest in excess of the Usury Limit. To the extent that Borrower shall have made interest payments, and the Lenders shall have inadvertently accepted interest payments in excess of the amount permitted by law, the amount of the excess shall be applied by the Lenders as an optional prepayment of principal of the Loan.

         11.25 Future Loans, Etc. (a) Subject to the provisions in Section 4.5, Borrower covenants and agrees that the Lenders may, in whole or in part, and subject to the limitations set forth below, encumber any of the Mortgaged Properties by replacing the First Mortgages and "wrap" the Senior Mortgages around the newly created first mortgage(s) and/or deed(s) of trust. Borrower covenants and agrees to cooperate in good faith in all reasonable respects with the Lenders and any successor lender(s) to accomplish the foregoing, including executing and delivering any and all documentation as the Lenders may reasonably require, provided such documentation does not materially increase Borrower's liability or obligations under the Financing Documents. Borrower also covenants and agrees to cooperate in good faith and in all reasonable respects with the Lenders and/or any assignee of some or all of the Lenders' rights hereunder in connection with any reasonable request made by the Lenders and/or such assignee in connection with any assignment (including assignments of interests in tranches) or sale of a participation by the Lenders and/or such assignee permitted by paragraph (b) below, provided such documentation does not materially increase Borrower's liability or obligations under the Financing Documents. In furtherance of the foregoing, Borrower shall execute and deliver any and all such documentation, including estoppels, certificates and instruments as the Lenders and/or such assignee may reasonably require to effectuate any such assignment, or participation, including, in the case of a partial assignment of rights and obligations with respect to the Loan and the Financing Documents, such instruments and documents as may be reasonably necessary in the Lenders' and/or such assignee's judgment to split the loans into two or more loans evidenced and secured by and pursuant to separate sets of notes, mortgages, loan agreements and other related loan documents to the full extent reasonably required by the Lenders or such assignee, as the case may be, and such other modifications to the Financing Documents as the Lenders shall reasonably request; provided that such agreements, amendments, modifications and documents do not materially increase Borrower's liability or obligations under the Financing Documents; and provided, further, that the Borrower shall not be required to bear the legal fees and other costs and expenses incurred by the Lenders in connection with modifications requested by the Lenders pursuant to this section.

                 (b)    In addition to the provisions set forth in subsection
(a) of this Section 11.25, Borrower agrees at any time and from time to time, upon request from Lenders, to effectuate cross defaults and cross collateralization of the Notes and Mortgages with the "Notes" and "Mortgages" issued under Loan Agreement II, and same may be requested either before and/or in conjunction with any of the financings described in said subsection (a). In connection with any such request, Borrower shall execute and deliver any modification agreements, mortgages, deeds of trust and other documents as Lenders may reasonably request. Notwithstanding the foregoing, without GECC's prior written consent, which may be withheld for any reason or no reason: (a) the Mortgages and other Security Documents (as defined in this Agreement) shall not secure any indebtedness arising under Loan Agreement II (but the Mortgages and other Security Documents defined in Loan Agreement II may secure the indebtedness arising under this Agreement); (b) an Event of Default under Loan Agreement II shall not constitute an Event of Default under this Agreement (but an Event of Default under this Agreement may constitute an Event of Default under Loan Agreement II); and (c) no other event or occurrence affecting the Mortgaged Properties (as defined in Loan Agreement II), which event or occurrence does not affect the Mortgaged Properties (as defined in this Agreement) shall entitle Lenders to exercise any rights or remedies under any of the Financing Documents (but an event or occurrence affecting the Mortgaged Properties (as defined in this Agreement) may, to the extent permitted by Loan Agreement II, permit the Lenders under Loan Agreement II to exercise rights or remedies under the Financing Documents, as defined in Loan Agreement II).

                 (c) Sale or Assignment by Lenders. Each of the Lenders may sell, assign or transfer all or a portion of its rights and obligations under this Agreement provided that Borrower shall not be liable for any increase in costs under the Loan incurred in connection with or resulting from such sale, assignment, transfer or participation in excess of the obligations Borrower would have incurred hereunder had the Lenders continued to hold all of its rights and obligations under this Agreement. In addition, each of the Lenders' rights under this Agreement shall be assignable in order to comply with the mortgage banking or similar regulations of any states in which the Mortgaged Properties may be located. In addition, Borrower shall reasonably cooperate with the Lenders, at Lenders' expense, and sign any and all reasonably required documents, in connection with any potential sale, assignment, transfer or participation of all or a portion of Lenders' rights and obligations under this Agreement, provided that no such documents shall materially increase Borrower's obligations or reduce Borrower's rights or otherwise adversely affect or modify the Nonrecourse Clause in any way.

         11.26 Offset Rights. If Lenders fail to fulfill certain of their obligations in Section 25.5B in the Contract of Sale or under that certain Repair and Replacement Agreement dated the date hereof between Lenders, the Other AP Sellers and Borrower, then Purchaser, shall have the right of offset against amounts due and owing Lenders under this Agreement, the Notes and the Mortgages subject to the amounts due and owing GECC as more particularly described in Section 25.5B (the "Offset Rights").

         11.27 Lenders' Estoppels. If Borrower desires the Lenders to provide Borrower with an estoppel certificate stating (i) the then Principal Amount of the Loan, (ii) whether any Event of Default exists (and, if so, describing it), and (iii) to the Lenders' knowledge, whether Borrower has failed to make a payment in any amount that is due and payable to the Lenders hereunder or if the Lenders have given Borrower written notice of any nonmonetary act or omission, in either case, that, with the giving of notice or the passage of time, or both, would constitute an Event of Default, then the Lenders shall execute and deliver such a certificate, provided that Borrower has advised the Lenders of the purpose, need, and basis for such estoppel certificate. No such estoppel certificate shall bind the Lenders as against Borrower, but may be relied upon only by unaffiliated third party(ies) identified by name in such estoppel certificate(s). Borrower may not obtain more than two (2) estoppel certificates from the Lenders in any calendar year.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Closing Date.

                                   LENDER

                                   AP CENTURY III, L.P., a Delaware limited partnership

                                   By:      AP-GP CENTURY III, L.P., a Delaware
                                            limited partnership

                                   By:      AP CENTURY III OPERATING
                                            CORPORATION, a Delaware corporation

                                   By:      /s/ Lee Neibart
                                            ------------------------
                                            Name:  Lee Neibart
                                            Its:   Vice President

                                   AP CENTURY IV, L.P., a Delaware limited
                                   partnership

                                   By:      AP-GP CENTURY IV, L.P., a Delaware
                                            limited partnership

                                   By:      AP CENTURY IV OPERATING
                                            CORPORATION, a Delaware corporation

                                   By:      /s/ Lee Neibart
                                            -----------------------
                                            Name:  Lee Neibart
                                            Its:   Vice President

                                   AP CENTURY V, L.P., a Delaware limited
                                   partnership


                                   By:      AP-GP CENTURY V, L.P., a Delaware
                                            limited partnership

                                   By:      AP CENTURY V OPERATING
                                            CORPORATION, a Delaware corporation

                                   By:      /s/ Lee Neibart
                                            ------------------------
                                            Name:  Lee Neibart
                                            Its:   Vice President

                                    AP CENTURY VI, L.P., a Delaware limited
                                    partnership

                                    By:      AP-GP CENTURY VI, L.P., a Delaware
                                             limited partnership

                                    By:      AP CENTURY VI OPERATING
                                             CORPORATION, a Delaware corporation

                                    By:      /s/ Lee Neibart
                                            ------------------------
                                             Name:  Lee Neibart
                                             Its:   Vice President

                                    AP CENTURY VIII, L.P., a Delaware limited partnership

                                    By:      AP-GP CENTURY VIII, L.P., a
                                             Delaware limited partnership

                                    By:      AP CENTURY VIII OPERATING
                                             CORPORATION, a Delaware corporation

                                    By:      /s/ Lee Neibart
                                            ------------------------
                                             Name:  Lee Neibart
                                             Its:   Vice President

                                    BORROWER

                                    NEW VALLEY CORPORATION

                                    By:      /s/ Richard J. Lampen
                                             -------------------------------
                                             Name:  Richard J. Lampen
                                             Its:   Executive Vice President

                             Index of Defined Terms

Defined Term                                                          Page
------------                                                          ----
Accrual........................................................         16
Audit..........................................................         29
Borrower.......................................................          1
Borrower Communication.........................................         50
Borrower's General Indemnity...................................         22
Borrower's Return on Equity....................................         17
CERCLA.........................................................          7
Closing Date...................................................          1
Collection Accounts............................................         17
Delayed Deliveries.............................................         23
Depository Account.............................................         16
Event of Default...............................................         36
Exculpated Parties.............................................         42
First Mortgages................................................         24
GECC First Mortgages...........................................         24
GECC Second Mortgages..........................................         24
General Taxes..................................................         20
Initial Management Agreement...................................         30
Initial Manager................................................         29
Insolvency Laws................................................         46
Lease Modification.............................................         33
Lender Communication...........................................         50
Lender or Lenders..............................................          1
Loan...........................................................          1
Loan Agreement II..............................................          1
Lockbox Agreement..............................................         23
Lockbox Bank...................................................         17
Management Agreement...........................................         29
Manager........................................................         29
Mortgaged Property Proceeds....................................         18
New Valley Permitted Transferee................................         32
Nonrecourse Carve-Outs.........................................         42
Nonrecourse Clause.............................................         43
Note or the Notes..............................................          2
Note I.........................................................          2
Note II........................................................          2
Note III.......................................................          2

Defined Term                                                           Page
------------                                                           ----

Note IV.............................................................      2
Note V..............................................................      2
Offset Rights.......................................................     56
Other Loan..........................................................      1
Other Properties....................................................      1
Payment Priority Exceptions.........................................     18
Permitted Uses......................................................     36
Principal Repayment Allocations.....................................     18
Proceedings.........................................................     26
Property Release....................................................     19
RCRA................................................................      7
Release Conditions..................................................     19
Release Price.......................................................     19
Restrictive Covenants...............................................     32
Senior Assignment of Lease or Senior Assignments
 of Lease...........................................................      4
Senior Mortgage or Senior Mortgages.................................      2
Standard Borrower Reports...........................................     29
Subordinate Assignment of Lease or Subordinate Assignments
 of Lease...........................................................      4
Subordinate Mortgage or Subordinate Mortgages.......................      3
Subrogation Deferral................................................     46
Taxes...............................................................     21
Transaction Taxes...................................................     21
Transfer Prohibition................................................     32



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